Exhibit 10.1

EXECUTION VERSION

Deal CUSIP Number: 30035EAS4

Revolving Credit CUSIP Number: 30035EAT2

$3,500,000,000

CREDIT AGREEMENT

dated as of June 30, 2026,

by and among

EVERGY, INC.,

EVERGY METRO, INC.,

EVERGY MISSOURI WEST, INC.,

EVERGY KANSAS CENTRAL, INC.,

as Borrowers,

the lenders referred to herein,

as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

Swingline Lender and Issuing Lender,

BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., MUFG BANK, LTD.,

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, and U.S. BANK NATIONAL

ASSOCIATION

as Co-Syndication Agents and Issuing Lenders,

WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC., MUFG BANK, LTD., TD SECURITIES (USA) LLC,

and U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arrangers and Joint Bookrunners

i

(continued)

(continued)

(continued)

EXHIBITS

Exhibit A-1	-	Form of Revolving Note
Exhibit A-2	-	Form of Swingline Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
Exhibit I	-	Form of Sublimit Adjustment Letter

SCHEDULES

Schedule 1.1(a)	-	Existing Letters of Credit
Schedule 1.1(b)	-	Commitments and Commitment Percentages
Schedule 8.1	-	Existing Liens

This CREDIT AGREEMENT, dated as of June 30, 2026, is entered into by and among EVERGY, INC., a Missouri corporation, EVERGY METRO, INC., a Missouri corporation, EVERGY MISSOURI WEST, INC., a Delaware corporation, and EVERGY KANSAS CENTRAL, INC., a Kansas corporation (each, a “Borrower” and, collectively, the “Borrowers”), the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Borrowers have requested, and the Lenders party hereto have agreed, to provide a revolving credit facility on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“’34 Act Reports” means, with respect to any Borrower, the periodic reports of such Borrower filed with the SEC on Forms 10-K, 10-Q and 8-K (or any successor forms thereto).

“Additional Commitment Lender” has the meaning assigned thereto in Section 4.16(d).

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 10.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 11.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned thereto in Section 11.1(e)(ii).

“Agreement” means this Credit Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the applicable Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to any Borrower or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means the corresponding percentages per annum as set forth below based upon the applicable Debt Rating as set forth below:

Pricing Level	Debt Rating		Applicable Commitment Fee Rate	Applicable Margin for SOFR Loans, SOFR Market Index Rate Loans and Letter of Credit Fees	Applicable Margin for Base Rate Loans
I	≥	AA-/Aa3	0.050%	0.750%	0.0%
II		A+/A1	0.075%	0.875%	0.0%
III		A/A2	0.100%	1.000%	0.0%
IV		A-/A3	0.125%	1.125%	0.125%
V		BBB+/Baa1	0.175%	1.250%	0.250%
VI		BBB/Baa2	0.225%	1.500%	0.500%
VII	≤	BBB-/Baa3	0.275%	1.750%	0.750%

Each change in the Applicable Margin resulting from a publicly announced change in any Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Applicable Share” means, at any time, the percentage by which any Borrower’s Sublimit bears to the amount of the aggregate Revolving Commitment at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.8), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent and the Borrowers.

“Attributable Indebtedness” means, on any date of determination, in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.8(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, including pursuant to Section 4.8). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1%.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

“Benchmark” means, initially, the Term SOFR Reference Rate and Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to both the Term SOFR Reference Rate and Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.8(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such

Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 4.8(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 4.8(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower Materials” has the meaning assigned thereto in Section 7.2.

“Borrower Maturity Date” means, with respect to any Revolving Loan, the date that is 364 days after the date of the borrowing of such Revolving Loan; provided, that if the applicable Borrower designates such Revolving Loan as long-term in its Notice of Borrowing, then the Borrower Maturity Date shall not be applicable thereto.

“Borrowers” has the meaning assigned thereto in the introductory paragraph of this Agreement.

“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in New York, New York are closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral” shall have a meaning correlative to the definition of “Cash Collateralize” and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” means, to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable.

“Cash Collateralized Letter of Credit” has the meaning assigned thereto in Section 3.11(d).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means an event or series of events by which:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of Evergy or its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of thirty-three and one-third percent (33 1/3%) or more of the “voting equity interests” (meaning for this purpose the power under ordinary circumstances to vote for the election of members of the board of directors) of Evergy; or

(ii) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Evergy ceases to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Chapter 100 Indebtedness” means any obligations of a Borrower or a Subsidiary under any lease contemplated by the definition of Chapter 100 Transaction (and, for the avoidance of doubt, any indebtedness of a city or county in the State of Missouri referred to in such definition).

“Chapter 100 Transaction” means a transaction or series of related transactions between a Borrower and/or a Subsidiary, on the one hand, and any city or county of the State of Missouri, on the other hand, pursuant to which (a) such Borrower or Subsidiary conveys to, and subsequently leases from, such city or county certain land and/or improvements thereon and (b) such city or county issues indebtedness (which is purchased by a Borrower or Subsidiary) to finance the acquisition of such land and/or improvements thereon, all as a part of an arrangement known as a “Chapter 100” transaction.

“Citi” means Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to consummate the transactions contemplated hereby.

“Class” means, when used in reference to any Loan, whether such Loan is a Revolving Loan or Swingline Loan.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Commitment Fee” has the meaning assigned thereto in Section 4.3(a).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Market Index Rate,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.9 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Net Income” means, for any period, for any Borrower and its Consolidated Subsidiaries, the net income of such Borrower and its Consolidated Subsidiaries determined in accordance with GAAP, excluding extraordinary items for that period.

“Consolidated Tangible Net Worth” means, as of any date of determination, for any Borrower and its Consolidated Subsidiaries, Shareholders’ Equity of such Borrower and its Consolidated Subsidiaries on that date minus the Intangible Assets of such Borrower and its Consolidated Subsidiaries on that date.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facility” means, collectively, the Revolving Credit Facility, the Swingline Facility and the L/C Facility.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days and (b) the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower.

“Daily Simple SOFR Interest Payment Date” means the last Business Day of each calendar month and the Revolving Maturity Date.

“Daily Simple SOFR Loan” means each SOFR Loan bearing interest at Daily Simple SOFR.

“Debt Rating” means, with respect to any Borrower as of any date of determination, the rating (as determined by either S&P or Moody’s) of such Borrower’s senior unsecured non-credit enhanced long-term indebtedness on such date; provided that (a) if the respective Debt Ratings issued by S&P and Moody’s for such Borrower differ by one level, then the Pricing Level applicable to the higher of such Debt Ratings shall apply for such Borrower (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level VII being the lowest); (b) if there is a split in Debt Ratings for such Borrower of more than one level, then the Pricing Level that is one level lower than the Pricing Level corresponding to the higher Debt Rating shall apply for such Borrower; (c) if such Borrower has only one Debt Rating, the Pricing Level corresponding to such Debt Rating shall apply for such Borrower; (d) if such Borrower does not have a rating of its senior unsecured non-credit enhanced long-term indebtedness from S&P or Moody’s but does have a rating from S&P or Moody’s, as the case may be, of its senior secured non-credit enhanced long-term indebtedness, then its Debt Rating shall correspond to the Pricing Level one Pricing Level below such Debt Rating and (e) if such Borrower does not have any Debt Rating, Pricing Level VII shall apply. Notwithstanding anything herein to the contrary, if the rating system of either S&P or Moody’s shall change, or if either S&P or Moody’s shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Administrative Agent (acting at the direction of the Required Lenders) shall negotiate in good faith to amend the definition of Debt Ratings to reflect such changed rating system or the unavailability of ratings from either or both of S&P or Moody’s, and, pending the effectiveness of any such amendment, the applicable tier shall be determined by reference to the Debt Ratings of the applicable Borrower most recently in effect prior to such change or cessation.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 9.1 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 4.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.15(b)) upon delivery of written notice of such determination to the Borrowers, each Issuing Lender, the Swingline Lender and each Lender.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“EKS” means Evergy Kansas South, Inc., a Kansas corporation.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.8 (subject to such consents, if any, as may be required under Section 11.8(b)(iii)).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.

“Environmental Laws” means any and all federal, foreign, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, legally enforceable requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Equity Linked Securities” means, with respect to any Borrower, (a) all securities issued by such Borrower or any Subsidiary thereof that contain two distinct components: (i) medium term debt and (ii) a forward contract for the issuance of equity securities of such Borrower or such Subsidiary prior to the maturity of, and in an amount not less than, such debt, including securities generally referred to as “equity units”; provided that such securities shall not contain any provision permitting them to be put to such Borrower or any Subsidiary thereof prior to the settlement of the related purchase contract and (b) all other securities issued by such Borrower or any Subsidiary that are similar to those described in clause (a).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person who together with Evergy is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning assigned thereto in Section 10.9(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 10.9(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 10.9(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 10.9(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Event of Default” means any of the events specified in Section 9.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Evergy” means Evergy, Inc., a Missouri corporation.

“Evergy Kansas” means Evergy Kansas Central, Inc., a Kansas corporation.

“Evergy Metro” means Evergy Metro, Inc., a Missouri corporation.

“Evergy Missouri West” means Evergy Missouri West, Inc., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 4.12(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.11(g) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated August 31, 2021 (as amended prior to the date hereof), among the Borrowers, the lenders party thereto and Wells Fargo, as administrative agent.

“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1(a) that were issued under the Existing Credit Agreement and which shall remain in existence and be deemed to have been issued under this Agreement pursuant to the terms hereof.

“Existing Revolving Maturity Date” has the meaning assigned thereto in Section 4.16(a).

“Extended Letter of Credit” has the meaning assigned thereto in Section 3.1(b).

“Extension Date” has the meaning assigned thereto in Section 4.16(a).

“Extensions of Credit” means, as to any Lender at any time, (a) when used as a noun, an amount equal to the sum of (i) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Commitment Percentage of the L/C Obligations then outstanding, and (iii) such Lender’s Revolving Commitment Percentage of the Swingline Loans then outstanding, or (b) when used as a verb, the making of any Loan, or the issuance or extension of or participation in any Letter of Credit by such Lender, as the context requires.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means (a) the fee letter agreement dated June 4, 2026 among the Borrowers, Wells Fargo and Wells Fargo Securities, LLC, and (b) any letter between the Borrowers and any Issuing Lender (other than the Initial Issuing Lenders) relating to certain fees payable to such Issuing Lender in its capacity as such under this Agreement.

“Fiscal Year” means, with respect to any Borrower, the fiscal year of such Borrower and its Subsidiaries ending on December 31.

“Floor” means a rate of interest equal to 0%.

“Foreign Lender” means (a) if any Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if any Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“FRB” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means any substances or materials (a) which are defined as hazardous wastes, hazardous substances, pollutants, contaminants, or toxic substances under any Environmental Law, (b) which are regulated by any Governmental Authority due to their toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic nature, (c) the discharge or emission or release of which gives rise to liability under any Environmental Law, or (d) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil or nuclear fuel.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined in accordance with GAAP.

“Hybrid Securities” means (a) any Trust Preferred Obligations and (b) any other securities of a Borrower (other than capital stock of a Borrower) that are classified at the time of issuance, as possessing a minimum of “intermediate equity content” by S&P and “Basket M equity credit” by Moody’s (or the equivalent classification then in effect by such agencies), as long as the maturity date of such debt is subsequent to the Revolving Maturity Date.

“Indebtedness” means, as to any Person at any time, all of the following, without duplication, to the extent recourse may be had to the assets or properties of such Person in respect thereof: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) any direct or contingent obligations of such Person in the aggregate in excess of $2,000,000 arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments; (c) all net obligations of such Person under any Hedge Agreements; (d) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business), which would appear as a liability on a balance sheet of such Person; (e) indebtedness of the kind referred to in clauses (a) through (d) above (excluding prepaid interest thereon) of others secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) the Attributable Indebtedness of such Person; and (g) all Contingent Obligations with respect to Indebtedness of others.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. It is understood and agreed that Indebtedness (including Contingent Obligations) shall not include any obligations of any Borrower with respect to (i) Hybrid Securities; provided that the amount of mandatory principal amortization or defeasance of such debt prior to the Revolving Maturity Date shall be included in this definition of Indebtedness; (ii) Equity Linked Securities until the mandatory redemption date therefor, provided that the principal amount of all outstanding Equity Linked Securities and Hybrid Securities, in the aggregate, in excess of twenty-five percent (25%) of Total Capitalization shall constitute Indebtedness; (iii) utility “rate reduction” bonds, for the payment of which legislatively authorized charges are imposed on customers; (iv) obligations under a Receivables Securitization; and (v) Indebtedness that is non-recourse to any Borrower or its Subsidiaries.

“Indemnified Taxes” means Taxes, other than Excluded Taxes.

“Indemnitee” has the meaning assigned thereto in Section 11.3(b).

“Information” has the meaning assigned thereto in Section 11.9.

“Initial Issuing Lender” means (a) Wells Fargo, (b) Bank of America, N.A., (c) Barclays Bank PLC, (d) Citi, (e) MUFG Bank, Ltd., (f) The Toronto-Dominion Bank, New York Branch and (g)U.S. Bank National Association.

“Initial Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below.

Borrower	Initial Sublimit
Evergy	$750,000,000
Evergy Kansas	$1,000,000,000
Evergy Metro	$1,000,000,000
Evergy Missouri West	$750,000,000

“Intangible Assets” means, assets that are considered to be intangible assets under GAAP, including, but not limited to, customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises and licenses.

“Interest Period” means, as to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date that is one (1), three (3), or six (6) months thereafter, in each case as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a) an Interest Period shall commence on the date of advance of or conversion to any Term SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d) no Interest Period shall extend beyond the Revolving Maturity Date; and

(e) no tenor that has been removed from this definition pursuant to Section 4.8(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.

“Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et seq.).

“IRS” means the United States Internal Revenue Service.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means (a) the Initial Issuing Lenders and (b) any other Lender to the extent it has agreed in its sole discretion to act as an “Issuing Lender” hereunder and that has been approved in writing by the Borrowers and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed, conditioned or withheld).

“Joint Lead Arrangers” means Wells Fargo Securities, LLC, BofA Securities, Inc., Barclays Bank PLC, Citi, MUFG Bank, Ltd., TD Securities (USA) LLC, and U.S. Bank National Association, in their capacities as joint lead arrangers and joint bookrunners.

“L/C Commitment” means, as to any Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit for the account of any Borrower or one or more of its Subsidiaries from time to time in an aggregate amount equal to (a) for each of the Initial Issuing Lenders, the amount set forth opposite the name of each such Initial Issuing Lender on Schedule 1.1(b), and (b) for any other Issuing Lender becoming an Issuing Lender after the Closing Date, such amount as separately agreed to in a written agreement between such Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution). In each case of clauses (a) and (b) above, any such amount may be changed after the Closing Date in a written agreement between such Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the L/C Commitment with respect to any Person that ceases to be an Issuing Lender for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).

“L/C Exposure” means, at any time for each Lender, such Lender’s ratable share of the L/C Obligations at such time.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Lenders other than the applicable Issuing Lender of such Letter of Credit.

“L/C Sublimit” means, as of any date of determination, the lesser of (a) $200,000,000 and (b) the aggregate Revolving Commitment in effect on such date.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 4.12 or Section 4.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 4.13.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” means an application requesting such Issuing Lender to issue a Letter of Credit and any reimbursement agreement, in each case in the form specified by the applicable Issuing Lender from time to time.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit.

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, each Fee Letter, and each other document, instrument and agreement executed and delivered by the Borrowers in favor of the Administrative Agent or any Lender in connection herewith which is expressly identified therein as a Loan Document.

“Loans” means the collective reference to the Revolving Loans and the Swingline Loans, and “Loan” means any of such Loans.

“Mandatorily Convertible Securities” means, on any date, any mandatorily convertible equity-linked securities issued by any Borrower or its Subsidiaries that require no repayments or prepayments and no mandatory redemptions or repurchases, in each case prior to the date that is 91 days after the Revolving Maturity Date. As used in this definition, “mandatory redemption” shall not include conversion of a security into common stock of any Borrower or its Subsidiaries.

“Material Adverse Effect” means, with respect to any Borrower, (a) a material adverse effect on the business, property, financial condition or results of operations of such Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of such Borrower to perform its obligations under the Loan Documents to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against such Borrower of any Loan Document to which it is a party.

“Maximum Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below, as such amount may be modified from time to time pursuant to Section 2.5(c) or Section 4.13; provided, that at no time may the Sublimit or Maximum Sublimit for any Borrower exceed the amount of Indebtedness such Borrower is authorized to incur pursuant to any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower at such time.

Borrower	Maximum Sublimit
Evergy	$2,200,000,000
Evergy Kansas	$1,250,000,000
Evergy Metro	$1,250,000,000
Evergy Missouri West	$750,000,000

“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to the sum of (a) with respect to an Issuing Lender, the Fronting Exposure of such Issuing Lender at such time and (b) with respect to the Swingline Lender, the Fronting Exposure of the Swingline Lender at such time.

“Minimum Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below, as such amount may be modified from time to time pursuant to Section 2.5(c).

Borrower	Minimum Sublimit
Evergy	$200,000,000
Evergy Kansas	$750,000,000
Evergy Metro	$350,000,000
Evergy Missouri West	$200,000,000

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA to which any Borrower or any ERISA Affiliate is making, has made, is accruing or has accrued an obligation to make, contributions within the preceding six (6) years.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.2 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning assigned thereto in Section 4.16(b).

“Notes” means the collective reference to the Revolving Notes and the Swingline Note.

“Notice Date” has the meaning assigned thereto in Section 4.16(b).

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 4.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, with respect to any Borrower, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest and fees accruing after the filing of any bankruptcy or similar petition regardless of whether allowed or allowable in such proceeding) the Loans made to such Borrower, (b) the L/C Obligations of such Borrower and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by such Borrower to the Lenders, the Issuing Lenders or the Administrative Agent, in each case under any Loan Document to which it is a party, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against such Borrower of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of a Responsible Officer of a Borrower substantially in the form attached as Exhibit F.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a capital or finance lease.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.12).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation as of the Closing Date, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning assigned thereto in Section 11.8(d).

“Participant Register” has the meaning assigned thereto in Section 11.8(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and is maintained for the employees of any Borrower or any of its ERISA Affiliates.

“Permitted Liens” means the Liens permitted pursuant to Section 8.1.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Project Finance Subsidiary” means any Subsidiary that meets the following requirements: (a) it is primarily engaged, directly or indirectly, in the ownership, development, construction, operation and/or financing of one or more utility, energy, transmission, distribution, generation, water, wastewater, telecommunications or other infrastructure projects or assets and related facilities and assets; and (b) neither the applicable Borrower nor any other Subsidiary (other than another Project Finance Subsidiary) has any liability, contingent or otherwise, for the Indebtedness or other obligations of such Subsidiary (other than non-recourse liability resulting from the pledge of stock of such Subsidiary).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” has the meaning assigned thereto in Section 7.2.

“Receivables Securitization” means any financing pursuant to which accounts receivable of a Borrower or any Subsidiary are (or are purported to be) sold or pledged, which financing shall be non-recourse (except for customary limited recourse provisions) to such Borrower and its Subsidiaries.

“Receivables Subsidiary” means a Subsidiary formed and operating for the purpose of entering into a Receivables Securitization and engaging in activities relating or ancillary thereto.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning assigned thereto in Section 11.8(c).

“Reimbursement Obligation” means the obligation of the applicable Borrower to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning assigned thereto in Section 10.6(b).

“Reportable Event” means an event described in Section 4043(c) of ERISA with respect to a Pension Plan that is subject to Title IV of ERISA other than those events as to which the thirty (30) day notice period is waived.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders; provided that Swingline Loans shall only be applicable for purposes of determining the Total Credit Exposure of each Lender to the extent the Swingline Lender has requested and such Lender has funded its participation interest in an outstanding Swingline Loan pursuant to Section 2.2(b)(iii). The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning assigned thereto in Section 10.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer or similar person of such Person or any other officer of such Person designated in writing from time to time by the applicable Borrower to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of any Borrower shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Revolving Availability Period” means the period from and including the Closing Date to but excluding the Revolving Maturity Date.

“Revolving Commitment” means (a) as to any Lender, the obligation of such Lender to make Revolving Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.13) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.13). The aggregate Revolving Commitment of all the Lenders on the Closing Date is $3,500,000,000. The Revolving Commitment of each Lender on the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(b).

“Revolving Commitment Percentage” means, with respect to any Lender at any time, the percentage of the total Revolving Commitments of all the Lenders represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Commitment Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any subsequent assignments. The Revolving Commitment Percentage of each Lender on the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(b).

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 4.13).

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Revolving Loan” means any revolving loan made to any Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Maturity Date” means the earliest to occur of (a) (1) June 30, 2031 and (2) if the Revolving Maturity Date is extended pursuant to Section 4.16 as to any Lender, such extended maturity date as determined pursuant to such Section, (b) the date of termination of the entire Revolving Commitment by the Borrowers pursuant to Section 2.5, and (c) the date of termination of the Revolving Commitment pursuant to Section 9.2(a).

“Revolving Note” means a promissory note made by the Borrowers in favor of a Lender evidencing the Revolving Loans made by such Lender, substantially in the form attached as Exhibit A-1.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means at any time, a country, territory or region which is itself, or whose government is the subject or target of any Sanctions broadly prohibiting dealings with such government, country, or territory.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, or His Majesty’s Treasury, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned more than 50%, individually or in the aggregate, or controlled by, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, or His Majesty’s Treasury, in any jurisdiction in which (a) any Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Shareholders’ Equity” means, with respect to any Borrower as of any date of determination for such Borrower and its Consolidated Subsidiaries on a consolidated basis (without regard to any variable interest entity), shareholders’ equity as of that date determined in accordance with GAAP.

“Significant Subsidiary” means, at any time, with respect to any Borrower, any Subsidiary of such Borrower that (a) as of the date of determination, owns Consolidated assets equal to or greater than fifteen percent (15%) of the Consolidated assets of such Borrower and its Subsidiaries or (b) which had consolidated net income during the four (4) most recently ended fiscal quarters equal to or greater than fifteen percent (15%) of Consolidated Net Income of such Borrower during such period, provided, that for the avoidance of doubt, subject to any transactions permitted under Section 8.2, (i) Evergy Kansas, Evergy Metro and Evergy Missouri West shall at all times constitute Significant Subsidiaries of Evergy, (ii) EKS shall at all times constitute a Significant Subsidiary of Evergy Kansas and (iii) at no time shall a Receivables Subsidiary (or any Subsidiary of a Receivables Subsidiary) constitute a Significant Subsidiary.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Loan” means any Loan bearing interest at a rate based on Term SOFR or Daily Simple SOFR as provided in Section 4.1(a).

“SOFR Market Index Rate” means, for any date, a daily floating rate per annum equal to Term SOFR for a one-month tenor on such day. Notwithstanding anything to the contrary, if the SOFR Market Index Rate shall be less than zero, then such rate shall be deemed zero for purposes of this Agreement.

“SOFR Market Index Rate Loan” means, at any time, any Loan that bears interest at such time at the applicable SOFR Market Index Rate.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Specified Foreign Entity” has the meaning assigned thereto in Section 10.10.

“Sublimit” means, with respect to each Borrower, its Initial Sublimit, as the same may be modified from time to time pursuant to Section 2.5(c) or Section 4.13(f); provided that a Borrower’s Sublimit shall at no time exceed its Maximum Sublimit or be less than its Minimum Sublimit.

“Sublimit Adjustment Letter” means a letter substantially in the form of Exhibit I.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of a Borrower.

“Swingline Commitment” means the lesser of (a) $250,000,000 and (b) the aggregate unutilized Revolving Commitment of the Swingline Lender.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to a Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” means a promissory note made by the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2.

“Swingline Participation Amount” has the meaning assigned thereto in Section 2.2(b)(iii).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan bearing interest at Term SOFR, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means each SOFR Loan bearing interest at Term SOFR (excluding, for the avoidance of doubt, any Base Rate Loan bearing interest based on Term SOFR pursuant to clause (c) of the definition of “Base Rate”).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means $150,000,000.

“Total Capitalization” means, with respect to any Borrower, Total Indebtedness of such Borrower and its Consolidated Subsidiaries plus the sum, without duplication, of (a) Shareholders’ Equity (without giving effect to the application of ASC Topic 815), (b) to the extent not otherwise included in Total Indebtedness or Shareholders’ Equity, preferred and preference stock and securities of such Borrower and its Subsidiaries included in a Consolidated balance sheet of such Borrower and its Consolidated Subsidiaries in accordance with GAAP and (c) the outstanding principal amount of any Hybrid Securities and Mandatorily Convertible Securities.

“Total Credit Exposure” means, as to any Lender at any time, the unused Revolving Commitment and Revolving Credit Exposure of such Lender at such time.

“Total Indebtedness” means, with respect to any Borrower, all Indebtedness of such Borrower and its Consolidated Subsidiaries on a consolidated basis (and without duplication) but without giving effect to the application of ASC Topic 860 with respect to transfers of accounts receivable by Evergy Metro, Evergy Missouri West, Evergy Kansas, or one or more of their respective Subsidiaries to a non-Subsidiary, excluding (a) Indebtedness arising under Hedge Agreements entered into in the ordinary course of business to hedge bona fide transactions and business risks and not for speculation, (b) Indebtedness of Project Finance Subsidiaries, (c) Indebtedness of KLT Investments Inc. incurred in connection with the acquisition and maintenance of its interests (whether direct or indirect) in low income housing projects, (d) Indebtedness of any variable interest entity or other Person as to which (i) neither such Borrower nor any of its Subsidiaries provides credit support of any kind (including any undertaking, agreement or instruments that would constitute Indebtedness) and (ii) there is no recourse to the Equity Interests or assets of such Borrower or any of its Subsidiaries and the relevant legal documents so provide, (e) any short-term intercompany Indebtedness owing between or among the Borrowers and their Subsidiaries, including, without limitation, any Indebtedness arising under or pursuant to any intercompany money pool arrangements (f) any fair value adjustments recorded in connection with purchase accounting in connection with the merger transaction as disclosed in the ’34 Act Reports prior to the Closing Date, and (g) Chapter 100 Indebtedness.

“Transactions” means, collectively, (a) the repayment or refinancing in full of all Indebtedness outstanding under the Existing Credit Agreement, (b) the initial Extensions of Credit, and (c) the payment of the transaction costs and fees incurred in connection with the foregoing.

“Trust Preferred Obligations” means subordinated, deferrable interest debt securities of a Borrower, or any Subsidiary and, without duplication, any related securities issued by a trust or other special purpose entity in connection therewith.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Section 2.3, Section 2.4(c) and Section 4.2, in each case, such day is also a Business Day.

“U.S. Person” means (i) for purposes of Section 6.13 and Section 8.7, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 4.11(g)(ii)(B)(3).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by a Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the applicable Borrower and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means any Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including,” (k) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document) and (l) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 1.3 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP as in effect from time to time, subject to clause (b) below. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of a Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) If at any time any change in GAAP, the rules promulgated with respect thereto or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, the rules promulgated with respect thereto or the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change.

Section 1.4 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.5 References to Agreement and Laws. Any definition or reference to any law or Applicable Law, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, ERISA, the Exchange Act, the PATRIOT Act, the Investment Company Act or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.7 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

Section 1.8 Guarantees/Earn-Outs. Unless otherwise specified, (a) the amount of any guarantee shall be the lesser of the amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such guarantee and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP.

Section 1.9 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR, SOFR, Daily Simple SOFR or the SOFR Market Index Rate, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 4.8(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, SOFR, Daily Simple SOFR or the SOFR Market Index Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, SOFR, Daily Simple SOFR, SOFR Market Index Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, SOFR, Daily Simple SOFR, the SOFR Market Index Rate, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

REVOLVING CREDIT FACILITY

Section 2.1 Revolving Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, each Lender severally agrees to make Revolving Loans in Dollars to each Borrower on any Business Day during the Revolving Availability Period in an aggregate principal amount that will not result in (a) the aggregate Revolving Credit Outstandings exceeding the Revolving Commitment, (b) the Revolving Credit Outstandings extended to any Borrower exceeding such Borrower’s Sublimit or (c) the Revolving Credit Exposure of any Lender exceeding its Revolving Commitment. Each Revolving Loan by a Lender shall be in a principal amount equal to such Lender’s Revolving Commitment Percentage of the aggregate principal amount of Revolving Loans requested on such occasion. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans.

Section 2.2 Swingline Loans.

(a) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 2.2(c), and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrowers from time to time on any Business Day during the Revolving Availability Period, in an aggregate principal amount that will not result in (i) the aggregate Revolving

Credit Outstandings exceeding the aggregate Revolving Commitment, (ii) the Revolving Credit Outstandings extended to any Borrower exceeding such Borrower’s Sublimit, (iii) the Revolving Credit Exposure of any Lender exceeding its Revolving Commitment or (iv) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Refunding.

(i) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of each Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 1:00 p.m. on any Business Day request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan as a Base Rate Loan in an amount equal to such Lender’s Revolving Commitment Percentage of the aggregate amount of the Swingline Loans outstanding made to the applicable Borrower on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the day specified in such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the applicable Swingline Loans. No Lender’s obligation to fund its respective Revolving Commitment Percentage of a Swingline Loan shall be affected by any other Lender’s failure to fund its Revolving Commitment Percentage of a Swingline Loan, nor shall any Lender’s Revolving Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Revolving Commitment Percentage of a Swingline Loan.

(ii) The applicable Borrower shall pay to the Swingline Lender on demand, and in any event on the date required by Section 2.4(a), in immediately available funds the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of a Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Revolving Commitment Percentages.

(iii) If for any reason any Swingline Loan cannot be refinanced with a Revolving Loan pursuant to Section 2.2(b)(i), each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.2(b)(i), purchase for cash an undivided participation interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to such Lender’s Revolving Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participation interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(iv) Each Lender’s obligation to make the Revolving Loans referred to in Section 2.2(b)(i) and to purchase participation interests pursuant to Section 2.2(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender or any Borrower may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default with respect to any Borrower or the failure to satisfy any of the other conditions specified in Article V, (C) any adverse change in the condition (financial or otherwise) of any Borrower, (D) any breach of this Agreement or any other Loan Document by any other Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(v) If any Lender fails to make available to the Administrative Agent, for the account of the Swingline Lender, any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2(b) by the time specified in Section 2.2(b)(i) or 2.2(b)(iii), as applicable, the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.2(b)(v) shall be conclusive absent manifest error.

(c) Defaulting Lenders. So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 4.14 and Section 4.15.

Section 2.3 Procedure for Advances of Revolving Loans and Swingline Loans.

(a) Requests for Borrowing. The applicable Borrower shall give the Administrative Agent irrevocable prior notice (which notice shall be substantially in the form of Exhibit B (a “Notice of Borrowing”) or telephonic notice followed promptly by a Notice of Borrowing) not later than (i) 1:00 p.m. on the same Business Day as each Base Rate Loan, (ii) 3:00 p.m. on the same Business Day as each Swingline Loan, (iii) 3:00 p.m. at least two (2) U.S. Government Securities Business Days before each Daily Simple SOFR Loan and (iv) 3:00 p.m. at least three (3) U.S. Government Securities Business Days before each Term SOFR Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, (y) with respect to SOFR Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Loan or Swingline Loan, (D) in the case of a Revolving Loan whether the Loans are to be SOFR Loans or Base Rate Loans, (E) in the case of a Term SOFR Loan, the duration of the Interest Period applicable thereto and (F) if applicable, the designation contemplated by the definition of Borrower Maturity Date. If the applicable Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the applicable Borrower requests a borrowing of Term SOFR Loans in any such Notice of Borrowing, but fails to specify an Interest Period, such Borrower will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after the applicable time specified above shall be deemed received on the next Business Day or U.S. Government Securities Business Day, as applicable. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

(b) Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. on the proposed borrowing date (or 3:00 p.m. in the case of a proposed borrowing date of a Base Rate Loan), (i) each Lender will make available to the Administrative Agent, for the account of the applicable Borrower, at the Administrative Agent’s Office in funds immediately available to the Administrative Agent, such Lender’s Revolving Commitment Percentage of the Revolving Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the applicable Borrower, at the Administrative Agent’s Office in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested by such Borrower pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of such Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by such Borrower to the Administrative Agent or as may be otherwise agreed upon by such Borrower and the Administrative Agent from time to time. Subject to Section 4.7, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Revolving Commitment Percentage of such Loan. Revolving Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

Section 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans.

(a) Repayment on Termination Date. Each Borrower hereby agrees to repay the outstanding principal amount of (i) all of its Revolving Loans in full on the Revolving Maturity Date, and (ii) all of its Swingline Loans on the earlier to occur of (A) the date that is ten (10) Business Days after such Loan is made and (B) the Revolving Maturity Date, together, in each case, with all accrued but unpaid interest thereon. Each Revolving Loan shall be due and payable on the applicable Borrower Maturity Date (if any) for such Revolving Loan.

(b) Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the aggregate Revolving Commitment, the Borrowers severally agree to prepay immediately upon notice from the Administrative Agent, to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 9.2(b)).

(c) Optional Prepayments. Each Borrower may at any time and from time to time prepay its Revolving Loans and Swingline Loans, in whole or in part, without premium or penalty (but subject to Section 2.4(d)), with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than, unless the Administrative Agent may agree, (i) 11:00 a.m. on the same Business Day as each Base Rate Loan, (ii) 2:00 p.m. on the same Business Day as each Swingline Loan, (iii) 11:00 a.m. on the same Business Day as each Daily Simple SOFR Loan and (iv) 2:00 p.m. at least three (3) U.S. Government Securities Business Days before each

Term SOFR Loan, specifying the date and amount of prepayment and whether the prepayment is of Daily Simple SOFR Loans, Term SOFR Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice; provided that a Borrower may state that such notice is conditioned on the effectiveness of another transaction, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to SOFR Loans and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after the applicable time specified above shall be deemed received on the next Business Day or U.S. Government Securities Business Day, as applicable. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9.

(d) Limitation on Prepayment of Term SOFR Loans. No Borrower may prepay any Term SOFR Loan on any day other than on the last day of the Interest Period applicable thereto, unless such prepayment is accompanied by any amount required to be paid pursuant to Section 4.9.

Section 2.5 Permanent Reduction of the Revolving Commitment; Changes in Sublimits.

(a) Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior irrevocable written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Commitment at any time or (ii) portions of the Revolving Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Commitment shall be applied to the Revolving Commitment of each Lender according to its Revolving Commitment Percentage; provided, that a Borrower may state that such notice is conditioned on the effectiveness of another transaction, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any such reduction shall have the effect of reducing each Borrower’s Sublimit in an amount as designated by the Borrowers; provided that (x) no Sublimit of a Borrower shall be reduced to an amount less than its Minimum Sublimit and (y) the aggregate Sublimits must equal the aggregate Revolving Commitment after giving effect to such reduction. All Commitment Fees accrued until the effective date of any termination of the Revolving Commitment shall be paid on the effective date of such termination.

(b) Corresponding Payment. Each permanent reduction permitted pursuant to this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Commitment as so reduced, each Borrower shall severally be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 9.2(b). Any reduction of the Revolving Commitment to zero shall be accompanied by payment of all outstanding Revolving Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations which survive such reduction) and shall result in the termination of the Revolving Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Commitment requires the repayment of any Term SOFR Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9.

(c) Changes in Sublimits.

(i) So long as no Event of Default exists with respect to any Borrower and all of the representations and warranties of the Borrowers in this Agreement and/or in any other Loan Document (A) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified, and (B) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date of a Sublimit Adjustment Letter with the same effect as if made on such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date), the Borrowers may, upon not less than three (3) Business Days’ notice to the Administrative Agent pursuant to a Sublimit Adjustment Letter, reallocate amounts of the Revolving Commitment among the respective Sublimits of the Borrowers (i.e., reduce the Sublimits of one or more Borrowers and increase the Sublimits of one or more other Borrowers by the same aggregate amount); provided that (i) a Borrower’s Sublimit may not be reduced to an amount less than (A) the current Revolving Credit Outstandings then owing by such Borrower or (B) its Minimum Sublimit, (ii) the sum of the Sublimits of the Borrowers shall at all times equal the amount of the Revolving Commitment, (iii) a Borrower’s Sublimit may not be increased to an amount in excess of such Borrower’s Maximum Sublimit, and (iv) any such increase in a Borrower’s Sublimit shall be accompanied or preceded by evidence, if any, reasonably requested by the Administrative Agent as to appropriate corporate and governmental authorization therefor.

(ii) So long as no Event of Default exists with respect to a Borrower, such Borrower may, upon not less than three (3) Business Days’ notice to the Administrative Agent in form and substance satisfactory to the Administrative Agent, reduce or increase its Maximum Sublimit or Minimum Sublimit (but, for the avoidance of doubt, not its Sublimit) if such modification is required or requested by any Governmental Authority having jurisdiction over such Borrower to the amount so requested or required by such Governmental Authority or if such modification is a result of an order of any such Governmental Authority that has increased or decreased the amount of Indebtedness such Borrower is authorized to incur; provided that any such reduction or increase in a Borrower’s Maximum Sublimit or Minimum Sublimit shall be accompanied or preceded by evidence of the applicable Governmental Authority’s request or order therefor.

Section 2.6 Termination of Revolving Credit Facility. Unless previously terminated, the Revolving Credit Facility and the Revolving Commitments shall automatically terminate on the Revolving Maturity Date.

ARTICLE III

LETTER OF CREDIT FACILITY

Section 3.1 L/C Facility.

(a) Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 3.4(a), agrees to issue standby Letters of Credit in an aggregate amount not to exceed its L/C Commitment for the account of the applicable Borrower or, subject to Section 3.10, any Subsidiary thereof. Letters of Credit may be issued on any Business Day from the Closing Date to the Revolving Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender and the applicable Borrower; provided, that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance (and upon issuance of each Letter of Credit the applicable Borrower shall be deemed to represent that the following will not occur as a result of such issuance), (a) the L/C Obligations would exceed the L/C Sublimit or (b) the Revolving Credit Outstandings would exceed the Revolving Commitment.

(b) Terms of Letters of Credit. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $250,000 (or such lesser amount as agreed to by the applicable Issuing Lender and the Administrative Agent), (ii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the applicable Issuing Lender), which expiration date (after giving effect to any automatic renewals) shall be no later than one (1) year after the Revolving Maturity Date; provided that any Letter of Credit may expire after the Revolving Maturity Date (each such Letter of Credit, an “Extended Letter of Credit”) subject to the requirements of Section 3.11, and (iii) be subject to the ISP98 as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and the applicable Borrower and, to the extent not inconsistent therewith, the laws of the State of New York. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator or any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender (1) shall by its terms prohibit, purport to enjoin or restrain such Issuing Lender from issuing such Letters of Credit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or (2) shall impose upon such Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect as of the Closing Date and that such Issuing Lender in good faith deems material to it, (B) the conditions set forth in Section 5.2 are not satisfied or it has received notice from the Administrative Agent, any Lender or a Borrower that the conditions set forth in Section 5.2 will not be satisfied and directing the Issuing Lender not to issue such Letter of Credit, (C) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally or (D) the beneficiary of such Letter of Credit is a Sanctioned Person. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder provided that (a) the L/C Exposure in respect of any Letters of Credit shall be automatically reallocated among the Lenders as of the Closing Date based on their Revolving Commitment Percentage after giving effect to the Closing Date.

(c) Defaulting Lenders. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. Notwithstanding anything to the contrary contained in this Agreement, this Article III shall be subject to the terms and conditions of Section 4.14 and Section 4.15.

Section 3.2 Procedure for Issuance of Letters of Credit. Any Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may request. Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the applicable Borrower. The applicable Issuing Lender shall promptly furnish to the applicable Borrower and the Administrative Agent a copy of such Letter of Credit and the Administrative Agent shall promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s participation therein.

Section 3.3 Commissions and Other Charges.

(a) Letter of Credit Commissions. Subject to Section 4.15(a)(iii)(B), the applicable Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letters of Credit times the Applicable Margin with respect to SOFR Loans (determined, in each case, on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter ending after the Closing Date, on the Revolving Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Commitment Percentages.

(b) Issuance Fee. In addition to the foregoing commission, the applicable Borrower shall pay directly to the applicable Issuing Lender, for its own account, an issuance fee with respect to each Letter of Credit issued by such Issuing Lender as set forth in the applicable Fee Letter executed by such Issuing Lender. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Maturity Date and thereafter on demand of the applicable Issuing Lender. For the avoidance of doubt, such issuance fee shall be applicable to and paid upon each of the Existing Letters of Credit.

(c) Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the applicable Borrower shall pay or reimburse each Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

Section 3.4 L/C Participations.

(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated and without any further action on the part of the Issuing Lender, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant absolutely and unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the applicable Borrower through a Revolving Loan or otherwise in accordance with the terms of this Agreement or if any reimbursement payment is required to be refunded to any Borrower for any reason (including after the Revolving Maturity Date), such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b) Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section 3.4, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Commitment Percentage of such payment in accordance with this Section 3.4, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the applicable Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

(d) Each L/C Participant’s obligation to make the Revolving Loans referred to in Section 3.4(b) and to purchase participation interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any Borrower may have against the Issuing Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article V, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Lender, (iv) any breach of this Agreement or any other Loan Document by any other Lender, (v) any extension, reinstatement or amendment of any Letter of Credit, (vi) any reduction or termination of the Revolving Commitments or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(e) Any payment made by a Lender pursuant to this Section 3.4 shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse the applicable Issuing Lender on account of such Letter of Credit.

(f) In furtherance of the foregoing, each L/C Participant acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time that such Lender’s Revolving Commitment is amended pursuant to Section 4.13, as a result of an assignment in accordance with Section 11.8 or otherwise in accordance with this Agreement.

Section 3.5 Reimbursement Obligation of the Borrowers. In the event of any drawing under any Letter of Credit, the applicable Borrower agrees to reimburse (either with the proceeds of a Revolving Loan as provided for in this Section 3.5 or with funds from other sources), in same day funds, the applicable Issuing Lender on each date on which such Issuing Lender notifies such Borrower of the date and amount of a draft paid by it under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the applicable Borrower shall immediately notify such Issuing Lender that such Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, such Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent (notwithstanding the timing requirements in Section 2.3(a)) requesting that the Lenders make a Revolving Loan as a Base Rate Loan on the applicable repayment date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Loan in accordance with this Section 3.5 to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article V. If the applicable Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, or if the amount of such drawing is not fully refunded through a Base Rate Loan as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise and inclusive of any amounts under Section 4.1(b)) until payment in full and such interest shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any L/C Participant pursuant to Section 3.4 or this Section 3.5 to reimburse the Issuing Lender for the amount of such drawing shall be for the account of such L/C Participant to the extent of such payment.

Section 3.6 Obligations Absolute. The obligations of the Borrowers under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees that the applicable Issuing Lender and the L/C Participants shall not be responsible for, and such Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to such Borrower. The responsibility of any Issuing Lender to any Borrower in connection with any draft presented for payment under any Letter of Credit issued to it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.

Section 3.7 Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III or any other provisions of this Agreement, the provisions of this Agreement (including this Article III) shall apply.

Section 3.8 Resignation of Issuing Lenders.

(a) Any Lender may at any time resign from its role as an Issuing Lender hereunder upon not less than thirty (30) days prior notice to the Borrowers and the Administrative Agent (or such shorter period of time as may be acceptable to the Borrowers and the Administrative Agent). Upon any such notice of resignation, the Borrowers shall have the right to appoint from among the Lenders, to the extent it has agreed in its sole discretion to act as an “Issuing Lender” hereunder, one or more successor Issuing Lenders; provided that no failure by the Borrowers to make such appointment shall affect the resignation of the resigning Issuing Lender.

(b) Any resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including, without limitation, the right to require the Lenders to take such actions as are required under Section 3.4). Without limiting the foregoing, upon the resignation of a Lender as an Issuing Lender hereunder, the Borrowers may, or at the request of such resigned Issuing Lender the Borrowers shall, use commercially reasonable efforts to arrange for one or more of the other Issuing Lenders to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such resigned Issuing Lender and outstanding at the time of such resignation, or make other arrangements satisfactory to the resigned Issuing Lender to effectively cause another Issuing Lender to assume the obligations of the resigned Issuing Lender with respect to any such Letters of Credit.

Section 3.9 Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section 3.9, the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment. No failure on the part of any Issuing Lender to provide such information pursuant to this Section 3.9 shall limit the obligations of any Borrower or any Lender hereunder with respect to its reimbursement and participation obligations hereunder.

Section 3.10 Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of any Borrower, the applicable Borrower shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of such Borrower and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. To the extent that any Letter of Credit issued for the account of any Subsidiary of any Borrower, such Borrower agrees that (i) such Subsidiary shall have no rights against the Issuing Lender, the Administrative Agent, any Lender or any of their respective Related Parties, (ii) such Borrower shall be responsible for the obligations in respect of such Letter of Credit under this Agreement and any Letter of Credit Application with respect to such Letter of Credit, (iii) such Borrower shall have the sole right to give instructions and make agreements with respect to this Agreement, such Letter of Credit and any Letter of Credit Application pertaining thereto and the disposition of any documents related thereto and (iv) such Borrower shall have all powers and rights in respect of any security arising in connection with such Letter of Credit and the transactions related thereto.

Section 3.11 Cash Collateral for Extended Letters of Credit.

(a) Cash Collateralization. The applicable Borrower shall provide Cash Collateral to each applicable Issuing Lender with respect to each Extended Letter of Credit issued by such Issuing Lender (in an amount equal to 103% of the maximum face amount of each Extended Letter of Credit, calculated in accordance with Section 1.7) on the date that is 91 days prior to the Revolving Maturity Date by depositing such amount in immediately available funds, in Dollars, into a cash collateral account maintained at the applicable Issuing Lender and shall enter into a cash collateral agreement in form and substance satisfactory to such Issuing Lender and such other documentation as such Issuing Lender or the Administrative Agent may reasonably request; provided that if a Borrower fails to provide Cash Collateral with respect to any such Extended Letter of Credit by such time, such event shall be treated as a drawing under such Extended Letter of Credit in an amount equal to 103% of the maximum face amount of each such Letter of Credit, calculated in accordance with Section 1.7, which shall be reimbursed (or participations therein funded) in accordance with this Article III, with the proceeds of Revolving Loans (or funded participations) being utilized to provide Cash Collateral for such Letter of Credit (provided that for purposes of determining the usage of the Revolving Commitment any such Extended Letter of Credit that has been, or will concurrently be, Cash Collateralized with proceeds of a Revolving Loan, the portion of such Extended Letter of Credit that has been (or will concurrently be) so Cash Collateralized will not be deemed to be utilization of the Revolving Commitment).

(b) Grant of Security Interest. The applicable Borrower, and to the extent provided by the L/C Participants, each of such L/C Participants, hereby grants to the applicable Issuing Lender of each Extended Letter of Credit, and agrees to maintain, a first priority security interest in, all Cash Collateral required to be provided by this Section 3.11 as security for such Issuing Lender’s obligation to fund draws under such Extended Letters of Credit, to be applied pursuant to subsection (c) below. If at any time the applicable Issuing Lender determines that the Cash Collateral is subject to any right or claim of any Person other than such Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the amount required pursuant to subsection (a) above, the applicable Borrower will, promptly upon demand by such Issuing Lender, pay or provide to such Issuing Lender additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 3.11 in respect of Extended Letters of Credit shall be applied to reimburse the applicable Issuing Lender for all drawings made under such Extended Letters of Credit and any and all fees, expenses and charges incurred in connection therewith, prior to any other application of such property as may otherwise be provided for herein.

(d) Cash Collateralized Letters of Credit. If a Borrower has fully Cash Collateralized its obligations owing to an Issuing Lender with respect to any Extended Letter of Credit issued by such Issuing Lender in accordance with subsections (a) through (c) above and such Borrower and the applicable Issuing Lender have made arrangements between them with respect to the pricing and fees associated therewith (each such Extended Letter of Credit, a “Cash Collateralized Letter of Credit”), then after the date of notice to the Administrative Agent thereof by the applicable Issuing Lender and for so long as such Cash Collateral remains in place (i) such Cash Collateralized Letter of Credit shall cease to be a “Letter of Credit” hereunder, (ii) such Cash Collateralized Letter of Credit shall not constitute utilization of the Revolving Commitment, (iii) no Lender shall have any further obligation to fund participations or Revolving Loans to reimburse any drawing under any such Cash Collateralized Letter of Credit, (iv) no Letter of Credit commissions under Section 3.3(a) shall be due or payable to the Lenders, or any of them, hereunder with respect to such Cash Collateralized Letter of Credit, and (v) any fronting fee, issuance fee or other fee with respect to such Cash Collateralized Letter of Credit shall be as agreed separately between such Borrower and such Issuing Lender.

(e) Survival. With respect to any Extended Letter of Credit, each party’s obligations under this Article III and all other rights and duties of the applicable Issuing Lender of such Extended Letter of Credit, the L/C Participants and the applicable Borrower with respect to such Extended Letter of Credit shall survive the resignation or replacement of the applicable Issuing Lender or any assignment of rights by the applicable Issuing Lender, the termination of the Revolving Commitment and the repayment, satisfaction or discharge of the Obligations.

ARTICLE IV

GENERAL LOAN PROVISIONS

Section 4.1 Interest.

(a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the applicable Borrower, (i) Revolving Loans shall bear interest at (A) the Base Rate plus the Applicable Margin for Base Rate Loans, (B) Daily Simple SOFR plus the Applicable Margin for SOFR Loans, or (C) Term SOFR plus the Applicable Margin for SOFR Loans (provided that Term SOFR shall not be available until three (3) U.S. Government Securities Business Days after the Closing Date unless the Borrowers have delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 4.9) and (ii) any Swingline Loan shall bear interest at (a) the SOFR Market Index Rate plus the Applicable Margin for SOFR Market Index Rate Loans or (b) the Base Rate plus the Applicable Margin for Base Rate Loans. The applicable Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2.

(b) Default Rate. Subject to Section 9.3, at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any Event of Default, in each case, with respect to any Borrower, (A) such Borrower shall no longer have the option to request SOFR Loans, Swingline Loans or Letters of Credit, (B) all outstanding SOFR Loans of such Borrower shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to SOFR Loans until the end of the applicable Interest Period or the next Daily Simple SOFR Interest Payment Date, as applicable, and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations of such Borrower arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest of such Borrower shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations of any Borrower after the filing by or against such Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c) Interest Payment and Computation. Interest on each Base Rate Loan and Swingline Loans shall be due and payable in arrears on the last Business Day of each fiscal quarter commencing with the first fiscal quarter ending after the Closing Date; interest on each Daily Simple SOFR Loan shall be due and payable in arrears on each Daily Simple SOFR Interest Payment Date applicable thereto, and interest on each Term SOFR Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(d) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the applicable Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations of the applicable Borrower. It is the intent hereof that no Borrower pays or contracts to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the applicable Borrower under Applicable Law.

(e) Conforming Changes. In connection with the use or administration of Term SOFR and Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR or Daily Simple SOFR.

Section 4.2 Notice and Manner of Conversion or Continuation of Loans. Each Borrower shall have the option to (a) provided that no Event of Default with respect to such Borrower has occurred and is then continuing, convert at any time following the third U.S. Government Securities Business Day after the Closing Date (or such earlier date as may be acceptable to the Administrative Agent) all or any portion of any outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more SOFR Loans, (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding Term SOFR Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) provided that no Event of Default with respect to such Borrower has occurred and is then continuing, continue such SOFR Loans as SOFR Loans and (c) on a Daily Simple SOFR Interest Payment Date, (i) convert all or any part of its outstanding Daily Simple SOFR Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) provided that no Event of Default with respect to such Borrower has occurred and is then continuing, continue such Daily Simple SOFR Loans as Daily Simple SOFR Loans. Whenever a Borrower desires to convert or continue Loans as provided above, such Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 2:00 p.m. three (3) U.S. Government Securities Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued Term SOFR Loan, if any. If a Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any Term SOFR Loan or prior to the applicable Daily Simple SOFR Interest Payment Date for any Daily Simple SOFR Loan,

then the applicable SOFR Loan shall be continued as a Term SOFR Loan or a Daily Simple SOFR Loan, as the case may be. If a Borrower requests a conversion to, or continuation of, Term SOFR Loans, but fails to specify an Interest Period, such Borrower will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a SOFR Loan and shall always be maintained as either a SOFR Market Index Rate Loan or Base Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

Section 4.3 Fees.

(a) Commitment Fee. Commencing on the Closing Date, subject to Section 4.15(a)(iii)(A), each Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the product of the Applicable Margin for Commitment Fees applicable to such Borrower on the average daily unused portion of its Sublimit (disregarding the Revolving Commitment Percentage of such Sublimit of any Defaulting Lender); provided, that the amount of outstanding Swingline Loans shall not be considered usage of any Sublimit for the purpose of calculating the Commitment Fee. If there is any change in a Borrower’s Sublimit during any applicable period, the Commitment Fee for such Borrower (calculated on a 360-day basis) shall be the sum of the products of the Applicable Margin for Commitment Fees applicable to such Borrower multiplied by the unutilized amount of each applicable Sublimit for each period that such Sublimit was in effect. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing on September 30, 2026 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Commitment has been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Lenders (other than any Defaulting Lender) pro rata in accordance with such Lenders’ respective Revolving Commitment Percentages.

(b) Other Fees. Each Borrower shall pay to the Administrative Agent fees in the amounts and at the times specified in the applicable Fee Letter. Each Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 4.4 Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 2:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time on such day shall be deemed a payment on such date for the purposes of Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day; provided, that it is understood and agreed that the Administrative Agent shall be deemed to have received a payment prior to 2:00 p.m. if the applicable Borrower has provided the Administrative Agent with evidence satisfactory to it that such Borrower has initiated a wire transfer of such payment prior to such time and the Administrative Agent actually receives such payment on the same Business Day on which such wire transfer was initiated. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Revolving Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section 4.9, 4.10, 4.11 or 11.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by any Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 4.15(a)(ii).

Section 4.5 Evidence of Indebtedness.

(a) Extensions of Credit. The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or the applicable Issuing Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrowers and their Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to its Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any Issuing Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Note, and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 4.6 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 4.9, 4.10, 4.11 or 11.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 3.11 or Section 4.14 or (C) any payment obtained by a Lender as consideration for the assignment of, or sale of, a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to any Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

Section 4.7 Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.3(b) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lenders or the Swingline Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lenders or the Swingline Lender, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lenders or the Swingline Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(c) Nature of Obligations of Lenders. The obligations of the Lenders under this Agreement to make the Loans, to issue or participate in Letters of Credit and to make payments under this Section 4.7, Section 4.11(e), Section 11.3(c) or Section 11.7, as applicable, are several and are not joint or joint and several. The failure of any Lender to make available its Revolving Commitment Percentage of any Loan requested by a Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Revolving Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Commitment Percentage of such Loan available on the borrowing date.

Section 4.8 Changed Circumstances.

(a) Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or a SOFR Market Index Rate Loan or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period on or prior to the first day of such Interest Period with respect to a proposed Term SOFR Loan, or Daily Simple SOFR pursuant to the definition thereof on any day with respect to a proposed Daily Simple SOFR Loan or the SOFR Market Index Rate with respect to a proposed SOFR Market Index Rate Loan or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR or Daily Simple SOFR, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans as proposed and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall promptly give notice thereof to the Borrowers. Upon notice thereof by the Administrative Agent to the Borrowers, any obligation of the Lenders to make Term SOFR Loans or Daily Simple SOFR Loans, as the case may be, or the Swingline Lender to make SOFR Market Index Rate Loans, and any right of the Borrowers to convert any Loan to or continue any Loan as a Term SOFR Loan or Daily Simple SOFR Loan, as the case may be, shall be suspended (to the extent of the affected SOFR Loans, SOFR Market Index Rate Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) a Borrower may revoke any pending request for a conversion to or continuation of SOFR Loans or SOFR Market Index Rate Loans (to the extent of the affected SOFR Loans, SOFR Market Index Rate Loans or the affected Interest Periods) or, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a conversion to Base Rate Loans in the amount specified therein, (B) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (C) any outstanding affected SOFR Market Index Rate Loans or Daily Simple SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.9, as applicable.

(b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Daily Simple SOFR, Term SOFR or the SOFR Market Index Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative

Agent and the Administrative Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make the affected SOFR Loans or the Swingline Lender to make SOFR Market Index Rate Loans, as applicable, and any right of the Borrowers to convert any Loan to an affected SOFR Loan or continue any Loan as an affected SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the applicable Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), at the election of such Borrower, prepay or, if applicable, immediately convert all Daily Simple SOFR Loans and/or SOFR Market Index Rate Loans, as applicable, to Base Rate Loans, and, in the case of Term SOFR Loans, on the last day of the Interest Period therefor if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.9, as applicable.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.8(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.8(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.8(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (A) a Borrower may revoke any pending request for a borrowing of, conversion to or continuation of affected SOFR Loans to be made, converted or continued, or for a borrowing of SOFR Market Index Rate Loans, in each case, during any Benchmark Unavailability Period and, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans, (B) any outstanding affected Term SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period and (C) any outstanding affected SOFR Market Index Rate Loans and/or Daily Simple SOFR Loans, as applicable, will be deemed to have been converted to Base Rate Loans immediately. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(d) Illegality. If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Lender or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Extension of Credit, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrowers, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Extension of Credit shall be suspended, and to the extent required by Applicable Law, cancelled. Upon receipt of such notice, each Borrower shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Term SOFR Loan or on the applicable Daily Simple SOFR Interest Payment Date for each Daily Simple SOFR Loan or on another applicable date with respect to another Obligation, occurring after the Administrative Agent has notified the Borrowers or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

Section 4.9 Indemnity. Each Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by such Borrower to make any payment when due of any amount due hereunder in connection with a Term SOFR Loan, (b) any failure of such Borrower to borrow or continue a Term SOFR Loan or convert to a Term SOFR Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (c) any failure of such Borrower to prepay any Term SOFR Loan on a date specified therefor in any Notice of Prepayment (regardless of whether any such Notice of Prepayment may be revoked under Section 2.4(c) and is revoked in accordance therewith), (d) any payment, prepayment or conversion of any Term SOFR Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by such Borrower pursuant to Section 4.12(b). A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the applicable Borrower through the Administrative Agent and shall be conclusively presumed to be correct absent manifest error. All of the obligations of the Borrowers under this Section 4.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 4.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, any Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the applicable Borrower shall promptly pay in accordance with Section 4.10(c) to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the applicable Borrower shall promptly pay in accordance with Section 4.10(c) to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender, or an Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section 4.10 and delivered to the applicable Borrower, shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender or such other Recipient to demand compensation pursuant to this Section 4.10 shall not constitute a waiver of such Lender’s or such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that no Borrower shall be required to compensate any Lender or an Issuing Lender or any other Recipient pursuant to this Section 4.10 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Lender or such other Recipient, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Similar Treatment. Notwithstanding the foregoing Section 4.10(a) and Section 4.10(b), no Lender or Recipient shall make any request for compensation pursuant thereto (or be entitled to any such additional costs) unless such Lender or Recipient is then generally imposing such cost upon or requesting such compensation from borrowers in connection with similar credit facilities containing similar provisions.

(f) Survival. All of the obligations of the Borrowers under this Section 4.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 4.11 Taxes.

(a) Defined Terms. For purposes of this Section 4.11, the term “Lender” includes any Issuing Lender and the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrowers. Each Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrowers. Each Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for its Applicable Share of the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 4.11, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the applicable Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the applicable Borrower or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) Any Lender that is a U.S. Person shall deliver to the applicable Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrower or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.11 (including by the payment of additional amounts pursuant to this Section 4.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 4.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 4.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.10, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender shall, at the request of the applicable Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 4.10, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.12(a), or if any Lender is a Defaulting Lender, a Non-Consenting Lender or a Specified Foreign Entity, then the Borrowers may, at their sole expense and effort (and in the case of a Defaulting Lender, the Administrative Agent may), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.10 or Section 4.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) each Borrower shall have paid to the Administrative Agent its Applicable Share of the assignment fee (if any) specified in Section 11.8;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 4.12 and to the extent permitted under Applicable Law, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Assumption required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.

(c) Selection of Lending Office. Subject to Section 4.12(a), each Lender may make any Loan to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligations of such Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.

Section 4.13 Increase in Commitments.

(a) Request for Increase. Provided no Event of Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time request an increase in the Revolving Commitments by an amount (for all such requests) not exceeding $1,000,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees, in its sole and individual discretion, to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Revolving Commitment Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (and any other Person, in each case, to the extent such consent would be required in connection with an assignment of a Loan to such Person under Section 11.8, such consent not to be unreasonably withheld, conditioned or delayed), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Revolving Commitments are increased in accordance with this Section 4.13, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, each Borrower shall deliver to the Administrative Agent a certificate of such Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Borrower (x) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (y) certifying that, immediately before and immediately after giving effect to such increase, (A) each of the representations and warranties contained in Article VI shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increase Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date), and (B) no Event of Default exists. Each Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 4.9) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Commitment Percentages arising from any nonratable increase in the Revolving Commitments under this Section 4.13.

(f) Adjustment to Sublimits and Participations. In connection with any increase in the Revolving Commitment pursuant to this Section 4.13, the respective Sublimits and Maximum Sublimits of the Borrowers shall be increased by an equal aggregate amount as the Borrowers may direct by notice to the Administrative Agent, subject to the limitations set forth in Section 2.5. If there are Swingline Loans or Letters of Credit outstanding on the Increase Effective Date, the participations of the Lenders in such Swingline Loans or Letters of Credit, if any, will be automatically adjusted to reflect the Revolving Commitment Percentages of all the Lenders after giving effect to any increase of the Revolving Commitments in accordance with this Section 4.13.

(g) Conflicting Provisions. This Section 4.13 shall supersede any provisions in Section 4.6 or Section 11.2 to the contrary.

Section 4.14 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of any Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the applicable Borrower shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 4.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the applicable Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 4.14 or Section 4.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 4.14, and shall be promptly returned to the applicable Borrower, following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lenders and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 4.15, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

Section 4.15 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 11.2.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 4.14; fourth, as the Borrowers may request (so long as no Default or Event of Default exists with respect to the applicable Borrower), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 4.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default with respect to such Borrower exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments under the applicable Revolving Credit Facility without giving effect to Section 4.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.14.

(C) With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, each Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the applicable Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (A) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (B) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 4.14.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders (without giving effect to Section 4.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 4.16 Extension of Revolving Maturity Date.

(a) Requests for Extension. The Borrowers may, by notice to the Administrative Agent (who shall promptly notify the Lenders) given in writing not later than thirty (30) days prior to any anniversary of the Closing Date (each such anniversary date, the relevant “Extension Date”), on no more than two (2) occasions during the term of this Agreement, request that each Lender extend such Lender’s Revolving Maturity Date for a period of one (1) year from the Revolving Maturity Date then in effect hereunder (the “Existing Revolving Maturity Date”).

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given in writing not later than twenty (20) days after the date notice is received from the Borrowers (such date, the “Notice Date”), advise the Administrative Agent if such Lender accepts the extension request from the Borrowers (and each Lender that determines not to so extend its Revolving Maturity Date (each, a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination and in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrowers of each Lender’s determination under this Section 4.16 no later than the earlier of (i) the date that is ten (10) days prior to the Existing Revolving Maturity Date (or, if such date is not a Business Day, on the next preceding Business Day) or (ii) the date that is two (2) Business Days after the Administrative Agent shall have received notices from each Lender pursuant to Section 4.16(b).

(d) Additional Commitment Lenders. The Borrowers shall have the right on or before the Extension Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent, the Swingline Lender and the Issuing Lenders (which approvals shall not be unreasonably withheld, conditioned or delayed), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Borrowers and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Extension Date, undertake a Revolving Commitment (and, if any such Additional Commitment Lender is already a Lender, its Revolving Commitment shall be in addition to such Lender’s Revolving Commitment hereunder on such date).

(e) Minimum Extension Requirement. If (and only if) the total of the Revolving Commitments of the Lenders that have agreed so to extend their Revolving Maturity Date and the additional Revolving Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Commitments in effect immediately prior to the Extension Date, then, effective as of the Extension Date, the Revolving Maturity Date of each extending Lender and of each Additional Commitment Lender shall be extended to the date falling one (1) year after the Existing Revolving Maturity Date (except that, if such date is not a Business Day, such Revolving Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and the other Loan Documents.

(f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Revolving Maturity Date pursuant to this Section 4.16 shall not be effective with respect to any Lender unless:

(i) no Default or Event of Default shall have occurred and be continuing on the Extension Date and after giving effect thereto; and

(ii) the representations and warranties contained in this Agreement are true and correct on and as of the Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(g) Payments to Non-Extending Lenders. On or before the Revolving Maturity Date of each Non-Extending Lender, each Borrower shall pay in full (i) the principal of and interest on all of the Revolving Loans made by such Non-Extending Lender to such Borrower hereunder and (ii) all other amounts owing to such Lender hereunder.

ARTICLE V

CONDITIONS OF CLOSING AND BORROWING

Section 5.1 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to make the initial Extensions of Credit and of the Issuing Lenders to issue Letters of Credit hereunder, is subject to the satisfaction (or waiver, in accordance with Section 11.2) of each of the following conditions precedent:

(a) Executed Loan Documents. This Agreement, a Revolving Note in favor of each Lender requesting a Revolving Note, a Swingline Note in favor of the Swingline Lender (in each case, if requested thereby), together with any other applicable Loan Documents, shall have been executed and delivered to the Administrative Agent by the parties thereto.

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificates. A certificate from a Responsible Officer of each Borrower to the effect that (A) all representations and warranties of such Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) after giving effect to the Transactions to occur on the Closing Date, no Default or Event of Default with respect to such Borrower has occurred and is continuing; and (C) such Borrower, as applicable, has satisfied each of the conditions set forth in Section 5.1 (assuming satisfaction of the Administrative Agent where not advised otherwise).

(ii) Secretary’s Certificates. A certificate of a Responsible Officer of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Borrower as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.1(b)(iii).

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing (or equivalent) of each Borrower under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.

(iv) Opinions of Counsel. Favorable opinions of (A) Hunton Andrews Kurth LLP, as New York counsel to the Borrowers and (B) the general counsel (or another attorney designated by Evergy) of Evergy, in each case, addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other customary matters as the Administrative Agent shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(c) Payment at Closing. The Borrowers shall have paid or made arrangements to pay contemporaneously with closing (i) to the Administrative Agent, the Joint Lead Arrangers and the Lenders the fees set forth or referenced in Section 4.3, and (ii) all reasonable and documented fees, charges and disbursements of Robinson, Bradshaw & Hinson, P.A. as counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to the Closing Date.

(d) Miscellaneous.

(i) Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation from each Borrower specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(ii) Existing Credit Agreement. All accrued and unpaid interest and fees outstanding under the Existing Credit Agreement shall have been paid in full.

(iii) PATRIOT Act, etc.

(A) Each Borrower shall have provided to the Administrative Agent and the Lenders, at least five (5) Business Days prior to the Closing Date, the documentation and other information requested by the Administrative Agent and the Lenders in writing at least ten (10) Business Days prior to the Closing Date in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations.

(B) Each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to such Borrower, in each case at least five (5) Business Days prior to the Closing Date.

Without limiting the generality of the provisions of Section 10.3(c), for purposes of determining compliance with the conditions specified in this Section 5.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 5.2 Conditions to All Extensions of Credit. The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit but excluding any conversion to or continuation of SOFR Loans) and/or any Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:

(a) Continuation of Representations and Warranties. The representations and warranties of the applicable Borrower contained in this Agreement and the other Loan Documents (other than, for any date after the Closing Date, the representations and warranties set forth in Section 6.11 and Section 6.12) shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(b) No Existing Default. No Default or Event of Default with respect to the applicable Borrower shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or immediately after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or immediately after giving effect to the issuance or extension of such Letter of Credit on such date.

(c) Notices. The Administrative Agent shall have received a Notice of Borrowing or Letter of Credit Application, as applicable, from the applicable Borrower in accordance with Section 2.3(a), Section 3.2 or Section 4.2, as applicable.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

To induce the Lenders to enter into this Agreement and to make Extensions of Credit hereunder, each Borrower, severally and not jointly, hereby represents and warrants to the Lenders on the Closing Date and as otherwise set forth in Section 5.2, that:

Section 6.1 Organization; Power; Qualification. Such Borrower and its Significant Subsidiaries (a) are duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation or formation, (b) have the power and authority to own their respective Properties and to carry on their respective businesses as now being conducted and (c) are duly qualified and authorized to do business in each jurisdiction where such qualification is required, except, in each case referred to in clause (a) (other than with respect to such Borrower), clause (b) and clause (c), where a failure to do so would not reasonably be expected to result in a Material Adverse Effect. No Borrower nor any Subsidiary thereof is an Affected Financial Institution.

Section 6.2 Authorization; Enforceability. Such Borrower has the right, power and authority and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of such Borrower, and each such document constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 6.3 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by such Borrower of the Loan Documents to which it is a party, in accordance with their respective terms, the Extensions of Credit made to it hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to such Borrower where the failure to obtain such Governmental Approval or such violation would reasonably be expected to have a Material Adverse Effect, (b) violate any Organization Document of such Borrower, (c) constitute a default under any material indenture, agreement or other material instrument with respect to Indebtedness to which such Borrower is a party or by which any of its properties may be bound or any material Governmental Approval relating to such Borrower, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower other than Permitted Liens or (e) require any consent or authorization of, filing with (except for filings or reports under the federal securities laws or except as would not have an adverse effect on any Lender or any Issuing Lender in any material respect), or other action in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than consents, authorizations, filings or other acts or consents that have been obtained or for which the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.4 Compliance with Law; Governmental Approvals. Such Borrower and each Significant Subsidiary thereof is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws and all orders and decrees of all courts and arbitrators relating to it or any of its respective properties except, in each case, where such failure is being contested in good faith by appropriate proceedings diligently conducted or as would not reasonably be expected to have a Material Adverse Effect.

Section 6.5 Tax Returns and Payments. Such Borrower and its Significant Subsidiaries have filed all material tax returns required to be filed by them, and have paid all material taxes due and payable, except (a) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) where the failure would not reasonably be expected to have a Material Adverse Effect.

Section 6.6 Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, such Borrower and each Significant Subsidiary complies in all material respects with, and has not violated in any material respect any, applicable Environmental Laws, and is aware of no events, conditions or circumstances involving liability under or continued compliance with such Environmental Laws that would reasonably be expected to have a Material Adverse Effect.

Section 6.7 Employee Benefit Matters. Except for instances of noncompliance that would not reasonably be expected to have a Material Adverse Effect, such Borrower and each Significant Subsidiary is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which both (a) such Borrower or any of its Significant Subsidiaries was required to file a report with the PBGC and (b) would reasonably be expected to have a Material Adverse Effect.

Section 6.8 Margin Stock. Neither such Borrower nor any of its Subsidiaries is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit made or issued for the account of such Borrower will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation T, U or X of such Board of Governors.

Section 6.9 Government Regulation. Neither such Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act).

Section 6.10 Financial Statements.

(a) The audited Consolidated balance sheet of such Borrower and its Subsidiaries as of December 31, 2025 and the related audited Consolidated statements of income, shareholders’ equity and cash flows including the notes thereto for such Fiscal Year (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheets of such Borrower and its Subsidiaries dated March 31, 2026, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

Section 6.11 No Material Adverse Change. Since December 31, 2025, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect, except as may have been disclosed in any ’34 Act Reports or other filings with the SEC prior to the Closing Date (excluding any disclosures that are cautionary, predictive or forward-looking in nature).

Section 6.12 Litigation. Except as disclosed in such Borrower’s ’34 Act Reports, there are no actions, suits or proceedings pending nor, to its knowledge, threatened in writing against such Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

Section 6.13 Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions and Outbound Investment Rules. Such Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance in all material respects by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and such Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of such Borrower, its employees and agents, are in compliance in all material respects with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. None of such Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any of their respective directors, officers, employees or agents that will act in any capacity in connection with or benefit from the Credit Facility, is a Sanctioned Person. Such Borrower will not, directly or knowingly indirectly, use the proceeds of any Loans hereunder or the issuance of any Letter of Credit hereunder in any manner that would violate any Anti-Corruption Law, Anti-Money Laundering Law or applicable Sanctions. Neither such Borrower nor any of its Subsidiaries (i) is a “covered foreign person” as that term is used in the Outbound Investment Rules or (ii) currently engages, or has any present intention to engage in the future, directly or indirectly, in (A) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (B) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Borrower were a U.S. Person or (C) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 6.14 Absence of Defaults. No Default with respect to such Borrower has occurred and is continuing.

Section 6.15 Disclosure. No financial statement, material report, material certificate or other material written information furnished by or on behalf of such Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, pro forma financial information, information of a general economic or general industry nature, estimated financial information and other projected, forward looking or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections, and such variation may be material). As of the Closing Date, all of the information included in such Borrower’s Beneficial Ownership Certification is true and correct in all material respects.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired and the Revolving Commitment terminated, each Borrower, severally but not jointly, covenants and agrees that it will:

Section 7.1 Financial Statements and Budgets. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2026), an audited Consolidated balance sheet of such Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, shareholders’ equity and cash flows including the notes thereto, setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit.

(b) Quarterly Financial Statements. As soon as practicable and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended June 30, 2026), an unaudited Consolidated balance sheet of such Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders’ equity and cash flows and a report for each such Borrower (other than for Evergy Missouri West) containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by such Borrower in accordance with GAAP, and certified by the chief financial officer, treasurer or other financial officer of such Borrower to present fairly in all material respects the financial condition of such Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of such Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

Section 7.2 Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) at each time financial statements are delivered pursuant to Section 7.1, a duly completed Officer’s Compliance Certificate signed by a Responsible Officer of such Borrower showing (commencing with the fiscal quarter ending on June 30, 2026) compliance with the financial covenants set forth in Section 8.6 and stating that it has no knowledge of the existence of any continuing Default or Event of Default with respect to such Borrower (or, if a Default or Event of Default with respect to such Borrower has occurred and is then continuing, specifying the details of such Default or Event of Default and the action that such Borrower has taken or proposes to take with respect thereto);

(b) promptly after the same become publicly available, copies of all reports, notices, prospectuses and registration statements which such Borrower files with the SEC;

(c) promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable “know your customer” rules and regulations and the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender; and

(d) such other information regarding the operations, business affairs and financial condition of such Borrower or any Significant Subsidiary thereof as the Administrative Agent or any Lender may reasonably request; provided, that neither such Borrower nor any of its Subsidiaries will be required to disclose, deliver or provide any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

Documents required to be delivered pursuant to Section 7.1 or Section 7.2(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such Borrower posts such documents, or provides a link thereto on such Borrower’s website on the Internet at the website address listed in Section 11.1; or (ii) on which such documents are posted on such Borrower’s behalf on an Internet, the SEC’s website or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by such Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to such Borrower or its securities) (each, a “Public Lender”). Such Borrower hereby agrees that (w) all such Borrower Materials that are to be made available to the Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” such Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to such Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.9); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 7.3 Notice of Litigation and Other Matters. Promptly notify the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice) in writing of any Responsible Officer of any Borrower obtaining knowledge of:

(a) the occurrence of any Default or Event of Default with respect to such Borrower;

(b) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving such Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses in each case that could reasonably be expected to result in a Material Adverse Effect;

(c) any notice of any violation received by such Borrower or any Significant Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of applicable Environmental Laws which in any such case would reasonably be expected to have a Material Adverse Effect;

(d) to the extent the same would reasonably be expected to have a Material Adverse Effect, (i) all notices received by such Borrower of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (ii) all notices received by such Borrower from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iii) any ERISA Affiliate thereof has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

(e) any change in the Debt Rating of such Borrower, together with evidence of the new Debt Rating.

Section 7.4 Preservation of Legal Existence; Maintenance of Property and Licenses.

(a) Except as permitted by Section 8.2, (i) preserve and maintain its, and its Significant Subsidiaries’, corporate or equivalent entity existence and (ii) take all reasonable action to maintain, and cause each of its Significant Subsidiaries to maintain, in full force and effect, each and every material license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Maintain, and cause each of its Significant Subsidiaries to maintain, all Properties necessary in and material to its business in good working order and condition (casualty and ordinary wear and tear excepted), in each case except as such action or inaction would not reasonably be expected to result in a Material Adverse Effect.

Section 7.5 [Reserved].

Section 7.6 Insurance. Maintain, or cause to be maintained, insurance covering such Borrower and its Significant Subsidiaries (which may be carried by such Borrower on a consolidated basis) with financially sound and reputable insurance companies (in the good faith judgment of management) against such risks and in such amounts (giving effect to self-insurance) as are customarily maintained by similar businesses.

Section 7.7 Accounting Methods and Financial Records. Keep, and cause each of its Significant Subsidiaries to keep, proper books and records (which shall be accurate and complete in all material respects) in a manner to allow the preparation of financial statements in accordance with GAAP.

Section 7.8 Payment of Taxes. Pay, and cause each of its Significant Subsidiaries to pay, all taxes imposed upon it or any of its Property, except (a) to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of such Borrower or its Subsidiaries, as applicable or (b) where the failure to pay such items would not reasonably be expected to have a Material Adverse Effect.

Section 7.9 Compliance with Laws. Comply, and cause each of its Significant Subsidiaries to comply, with all Applicable Laws (including ERISA and Environmental Laws), in each case applicable to the conduct of its business except where the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.10 Visits and Inspections. Permit, and cause each of its Significant Subsidiaries to permit, representatives of the Administrative Agent (on its behalf or on behalf of any Lender) or, if an Event of Default with respect to such Borrower has occurred and is continuing, any Lender, from time to time (but no more than once annually if no Event of Default with respect to such Borrower shall exist) upon reasonable prior notice and at such reasonable times during normal business hours, to visit and inspect its properties; inspect and make extracts from its books, records and files; and discuss with its principal officers, its business, financial condition and results of operations, subject, however, in all cases to the imposition of such conditions as the applicable Borrower shall deem necessary based on reasonable considerations of safety and security; provided, that (a) absent an Event of Default, no Borrower shall be required to pay for any such visit or inspection, (b) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice and (c) the applicable Borrower may, at its option, have one or more employees or representatives present at, and participate in, any such discussion. Notwithstanding anything to the contrary in this Section 7.10, neither such Borrower nor any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 7.11 Use of Proceeds.

(a) Use the proceeds of the Extensions of Credit (i) to repay all outstanding Indebtedness owed by such Borrower under the Existing Credit Agreement, (ii) to pay fees, commissions and expenses in connection with the Transactions, and (iii) for working capital, capital expenditures, permitted acquisitions and general corporate purposes of such Borrower and its Subsidiaries.

(b) Such Borrower will not request any Extension of Credit, and such Borrower shall not use, and shall cause its Subsidiaries not to use, the proceeds of any Extension of Credit, directly or knowingly indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, in violation of applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.12 Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. Such Borrower will (a) maintain in effect and enforce policies and procedures designed to promote and achieve compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

ARTICLE VIII

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired and the Revolving Commitment terminated, each Borrower, severally but not jointly, covenants and agrees that it will not:

Section 8.1 Liens. Create, incur, assume or suffer to exist, or permit any of its Significant Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a) Liens created pursuant to the Loan Documents (including, without limitation, Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b) Liens in existence on the Closing Date and described on Schedule 8.1, and the replacement, renewal or extension thereof; provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) which are not yet due and payable or as to which the period of grace (if any), related thereto has not expired or (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves for such items have been maintained to the extent required by GAAP;

(d) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not overdue for a period of more than sixty (60) days, or if more than sixty (60) days overdue, such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(e) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure (or to obtain letters of credit that secure) the performance of tenders, bids, trade contracts and leases (other than for the repayment of Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, purchase, construction or sales contracts and other obligations of a like nature;

(f) encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or materially impair the use thereof;

(g) Liens arising from the filing of precautionary UCC financing statements relating solely to Operating Leases or consignment or bailee arrangements;

(h) Liens on Property securing Indebtedness incurred or assumed at the time of, or within twelve (12) months after, the acquisition, construction or improvement of such Property for the purpose of financing all or any part of the cost of acquiring, constructing or improving such Property; provided that (i) such Lien attaches to such Property concurrently with or within twelve (12) months after the acquisition thereof and (ii) such Lien attaches solely to the Property so acquired in such transaction;

(i) Liens (i) consisting of judgment or judicial attachment Liens, provided that the claims giving rise to such Liens are being diligently contested in good faith by appropriate proceedings, adequate reserves for the obligations secured by such Liens have been established and enforcement of such Liens have been stayed and (ii) securing judgments for the payment of money not constituting an Event of Default under Section 9.1(l) or securing appeal or other surety bonds relating to such judgments;

(j) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank or other financial institution in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of such Borrower or any Subsidiary thereof or arising under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(k) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(l) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of such Borrower or its Subsidiaries or materially detract from the value of the relevant assets of such Borrower or its Subsidiaries or (ii) secure any Indebtedness;

(m) Liens on the stock or assets of any Subsidiary of such Borrower created pursuant to “rate reduction” bonds, for the payment of which legislatively authorized charges are imposed on customers;

(n) Liens required by any contract or statute in order to permit such Borrower or any Subsidiary thereof to perform any contract or subcontract made by it with or pursuant to the requirements of a Governmental Authority, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances of credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair the use of Property in the operation of the business of such Borrower and its Subsidiaries taken as a whole;

(o) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any Applicable Laws, to terminate such right, power, franchise, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Property of such Borrower or any of its Subsidiaries;

(p) Liens on Property acquired by such Borrower or a Subsidiary thereof after the Closing Date existing on such Property at the time of acquisition thereof (and not created in anticipation thereof); provided that in any such case no such Lien shall extend to or cover any other Property of such Borrower or such Subsidiary, as the case may be;

(q) Liens on the Property, revenues and/or assets of any Person that exist at the time such Person becomes a Subsidiary and the continuation of such Liens in connection with any refinancing or restructuring of the obligations secured by such Liens;

(r) Liens arising under (i) the General Mortgage Indenture and Deed of Trust Dated December 1, 1986 from Evergy Metro to UMB, N.A., (ii) the Mortgage and Deed of Trust dated July 1, 1939 between Evergy Kansas and Harris Trust and Savings Bank, Trustee, (iii) the Mortgage and Deed of Trust, dated as of April 1, 1940, between EKS to Guaranty Trust Company of New York, (iv) the First Mortgage Indenture and Deed of Trust, dated as of March 1, 2022, between Evergy Missouri West and UMB Bank, N.A. and (v) the Indenture dated as of February 23, 2024 between Evergy Missouri West Storm Funding I, LLC and The Bank of New York Mellon Trust Company, N.A.;

(s) Liens in favor of any Governmental Authority granted to secure pollution control or industrial revenue or similar bond financings, which Liens in each financing transaction cover only Property the acquisition or construction of which was financed by such financings and Property related thereto;

(t) Liens on or over gas, oil, coal, fissionable material, or other fuel or fuel products as security for any obligations incurred by such Borrower or any of its Subsidiaries (or any special purpose entity formed by such Person) for the sole purpose of financing the acquisition or storage of such fuel or fuel products or, with respect to nuclear fuel, the processing, reprocessing, sorting, storage and disposal thereof;

(u) Liens on (including Liens arising out of the sale of) accounts receivable and/or contracts which will give rise to accounts receivable of such Borrower, and other Liens on (including Liens arising out of the sale of) accounts receivable and/or contracts which will give rise to accounts receivable of such Borrower or any Subsidiary thereof;

(v) Liens on Property or assets of a Subsidiary securing obligations owing to such Borrower or any Subsidiary (other than a Project Finance Subsidiary);

(w) Liens on the stock or other equity interests of any Project Finance Subsidiary to secure obligations of such Project Finance Subsidiary (provided that the agreement under which any such Lien is created shall expressly state that it is non-recourse to the pledgor);

(x) Liens on Property of any Subsidiary of such Borrower arising in connection with utility co-ownership, co-operating and similar agreements that are consistent with the utilities business and ancillary operations;

(y) Liens securing Hedge Agreements permitted to be incurred under this Agreement;

(z) Liens incidental to the normal conduct of the business of any Borrower or any Subsidiary or ownership of its property that are not incurred in connection with the incurrence of Indebtedness and that do not in the aggregate materially impair the use of such property in the operation of the business of such Borrower and its Subsidiaries taken as a whole or the value of such property for the purposes of such business;

(aa) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with respect thereto;

(cc) Liens (i) on cash advances in favor of the seller of any property to be acquired in an acquisition or investment and (ii) consisting of an agreement to dispose of any property in a disposition permitted under Section 8.2;

(dd) any Liens arising under a Chapter 100 Transaction; and

(ee) Liens which would otherwise not be permitted by clauses (a) through (dd) securing additional Indebtedness of such Borrower or any Subsidiary thereof (other than a Project Finance Subsidiary); provided that after giving effect thereto the aggregate outstanding principal amount of Indebtedness of such Borrower and its Subsidiaries (other than any Project Finance Subsidiary) secured by Liens permitted by this clause (dd) shall not exceed the greater of (a) $50,000,000 and (b) ten percent (10%) of Consolidated Tangible Net Worth.

Section 8.2 Fundamental Changes. Merge, consolidate or enter into any similar combination with any other Person, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets (whether in a single transaction or a series of transactions), or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or permit any of its Significant Subsidiaries to do any of the foregoing, except:

(a) (i) any Subsidiary that is not a Borrower may be merged, amalgamated or consolidated with or into any Borrower (provided that such Borrower shall be the continuing or surviving entity) and (ii) any Borrower may be merged, amalgamated or consolidated with or into any other Borrower;

(b) to the extent not resulting in an Event of Default, any Subsidiary which is not a Significant Subsidiary may liquidate, wind-up or dissolve itself pursuant to any Debtor Relief Laws or otherwise;

(c) any Subsidiary of Evergy may sell or transfer accounts receivable, in each case pursuant to one or more Receivables Securitization;

(d) any Subsidiary that is not a Borrower may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to, or consolidate or merge into, a Borrower or any other Subsidiary; and

(e) such Borrower may sell all or substantially all of its assets to, or consolidate with or merge into, any other Person, or permit another Person to merge into it; provided that (i) the surviving Person, if such surviving Person is not such Borrower, or the transferee Person in the case of a sale of all or substantially all of such Borrower’s assets (A) shall be a Person organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, (B) shall expressly assume, in a writing reasonably satisfactory to the Administrative Agent, the due and punctual payment of the Obligations of such Borrower and the due and punctual performance of and compliance with all of the terms of this Agreement and the other Loan Documents to be performed or complied with by such Borrower and (C) shall deliver all documents required to be delivered pursuant to Sections 5.1(b)(ii), (b)(iii), (b)(iv) and (d)(iii), (ii) immediately before and after such merger, consolidation or sale, there shall not exist any Default or Event of Default with respect to such Borrower and (iii) the surviving Person of such merger or consolidation, or the transferee Person of the assets of such Borrower, as applicable, has, immediately following the consummation of such merger or consolidation or sale, a Debt Rating from Moody’s of Baa3 or better or a Debt Rating from S&P of BBB - or better.

Section 8.3 Restrictions on Subsidiary Dividends. Enter into any agreement prohibiting or restricting the ability of any of its Significant Subsidiaries to declare or pay dividends to such Borrower except for those existing on the Closing Date; provided, that the foregoing provisions shall not prohibit (a) such Borrower or any Subsidiary of such Borrower from entering into any debt instrument containing a total debt to capitalization covenant or (b) any obligations that are binding on a Subsidiary of such Borrower at the time such Subsidiary first becomes a Subsidiary of such Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary of such Borrower.

Section 8.4 [Reserved].

Section 8.5 Transactions with Affiliates. Enter into any transaction (including the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and upon fair and reasonable terms that are no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arm’s length transaction, except:

(a) those existing on the Closing Date;

(b) to the extent required by Applicable Law or regulation;

(c) with respect to a Project Finance Subsidiary;

(d) transactions expressly permitted under this Agreement;

(e) transactions solely between or among such Borrower and any Subsidiary of such Borrower or any Subsidiary of such Borrower and any other Subsidiary of such Borrower which is, in each case, not prohibited hereunder and which does not involve any other Affiliate;

(f) employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business;

(g) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of such Borrower and its Subsidiaries in the ordinary course of business;

(h) any transaction or series of related transactions with an aggregate value or payment of less than $1,000,000;

(i) with respect to a Receivables Subsidiary; and

(j) transactions otherwise permitted by a state regulatory agency with authority over such Borrower or Subsidiary of such Borrower.

Section 8.6 Financial Covenants. Permit, as of the last day of each fiscal quarter commencing with the fiscal quarter ending June 30, 2026, the ratio of Total Indebtedness to Total Capitalization to be greater than (a) with respect to Evergy Kansas, Evergy Metro and Evergy Missouri West, 0.65 to 1.0 and (b) with respect to Evergy, 0.675 to 1.0.

Section 8.7 Limitations Regarding Outbound Investment Rules. (a) Be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE IX

DEFAULT AND REMEDIES

Section 9.1 Events of Default. Each of the following shall constitute an Event of Default with respect to a particular Borrower:

(a) Default in Payment of Principal of Loans and Reimbursement Obligations. Such Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b) Other Payment Default. Such Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of five (5) Business Days.

(c) Misrepresentation. Any representation or warranty made or deemed made by such Borrower or any Responsible Officer thereof in this Agreement, in any other Loan Document, or in any certificate delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect in any respect when made or deemed made or any representation or warranty made or deemed made by or on behalf of such Borrower or any Responsible Officer thereof in this Agreement, any other Loan Document, or in any certificate delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect in any material respect when made or deemed made.

(d) Default in Performance of Certain Covenants. Such Borrower shall default in the performance or observance of any covenant or agreement contained in Section 7.3(a), Section 7.4 (with respect to such Borrower’s existence), Section 7.11 or Article VIII.

(e) Default in Performance of Other Covenants and Conditions. Such Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section 9.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to such Borrower and (ii) a Responsible Officer of such Borrower having obtained knowledge thereof; provided that if such breach is capable of cure but (x) cannot be cured by payment of money and (y) cannot be cured by diligent efforts within such thirty (30) day period, but such diligent efforts shall be properly commenced within such thirty (30) day period and such Borrower is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional ninety (90) days, but in no event beyond the Revolving Maturity Date.

(f) Indebtedness Cross-Default. Such Borrower or any of its Significant Subsidiaries shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding principal amount, or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount when the same becomes due beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding principal amount, or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, after the giving of notice and/or lapse of time, if required, any such Indebtedness to become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (any applicable grace period having expired); provided that this clause (f) shall not apply to Indebtedness that becomes due as a result of (A) any sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (it being understood that this clause (f) will apply to any failure to make any payment required as a result of any such sale, transfer or other disposition, after giving effect to any grace periods applicable thereunder), (B) the conversion, exchange, settlement, redemption, repurchase or other satisfaction of any such Indebtedness constituting convertible or exchangeable Indebtedness or Equity-Linked Securities of such Borrower or any of its Significant Subsidiaries pursuant to the conversion or exchange provisions thereof, and the settlement of such conversion or exchange in accordance with such provisions, whether in common stock or other Equity Interests of such Borrower or Significant Subsidiary, as applicable, cash, other securities or property, or any combination thereof, including as a result of any merger event, reclassification, recapitalization, stock split, share exchange, consolidation or other change of the common stock or other reference securities of such Borrower or Significant Subsidiary, as applicable; provided that this clause (B) shall not apply to any redemption, repurchase, mandatory prepayment, acceleration or other payment obligation in respect of such Indebtedness, including any obligation arising as a result of a fundamental change, change of control, delisting event or similar event; provided further that this clause (B) shall not apply if such conversion, exchange, settlement, redemption, repurchase or other satisfaction results from or is caused by a default or event of default thereunder or an event or condition that constitutes an Event of Default; provided further that this clause (f) shall apply to any failure to pay or deliver when due (other than any delay attributable solely to customary settlement mechanics) any cash, securities or other property required to be paid or delivered in connection with any such conversion, exchange, settlement, redemption, repurchase or other satisfaction, after giving effect to any applicable notice requirement or grace period; and (C) any termination, unwind or settlement of any capped call, bond hedge, warrant or call spread transaction entered into in connection with any convertible Indebtedness described in clause (B), solely to the extent such termination, unwind or settlement occurs automatically or mechanically as a result of a conversion described in clause (B) and does not give rise to a payment obligation of any Borrower or Loan Party, other than de minimis administrative or settlement amounts; provided that this clause (f) shall apply to any such termination, unwind or settlement resulting from any default, event of default, termination event, insolvency event, failure to pay or other credit-related event.

(g) Change of Control. Any Change of Control shall occur.

(h) Voluntary Bankruptcy Proceeding. Such Borrower or any of its Significant Subsidiaries shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i) Involuntary Bankruptcy Proceeding. An involuntary case or other proceeding shall be commenced against such Borrower or any of its Significant Subsidiaries thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Borrower or any of its Significant Subsidiaries or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(j) Failure of Agreements. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect with respect to such Borrower; or such Borrower or any Person on its behalf contests in writing the validity or enforceability of any Loan Document; or such Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

(k) ERISA Events. The occurrence of any of the following events: (i) such Borrower or any ERISA Affiliate thereof fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, such Borrower or any ERISA Affiliate thereof is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount or (ii) such Borrower or any ERISA Affiliate thereof as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring annual installment payments in an amount exceeding the Threshold Amount.

(l) Judgment. One or more judgments, orders or decrees shall be entered against such Borrower or any of its Significant Subsidiaries by any court and continues without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof and such judgments, orders or decrees are for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), equal to or in excess of the Threshold Amount.

(m) Subsidiaries. Subject to any transactions permitted under Section 8.2, (i) with respect to Evergy and the applicable Subsidiary Borrower only, Evergy shall fail to own, directly or indirectly, all of the outstanding Equity Interests of (A) Evergy Metro which, in the absence of any contingency, has the right to vote in an election of directors of Evergy Metro, (B) Evergy Missouri West which, in the absence of any contingency, has the right to vote in an election of directors of Evergy Missouri West or (C) Evergy Kansas which, in the absence of any contingency, has the right to vote in an election of directors of Evergy Kansas, and (ii) with respect to Evergy Kansas only, Evergy Kansas shall fail to own, directly or indirectly, all of the outstanding Equity Interests of EKS which, in the absence of any contingency, has the right to vote in an election of directors of EKS.

Section 9.2 Remedies. Upon the occurrence and during the continuance of an Event of Default with respect to any Borrower, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower:

(a) Acceleration; Termination of Credit Facility. Terminate the obligation of the Lenders and the Issuing Lenders to make Credit Extensions to such Borrower and such Borrower shall no longer be entitled to request Credit Extensions hereunder, and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding to such Borrower, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations of such Borrower, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by such Borrower, anything in this Agreement or the other Loan Documents to the contrary notwithstanding; provided, that upon the occurrence of an Event of Default specified in

Section 9.1(h) or (i) with respect to such Borrower, without any notice to such Borrower or any other act by the Administrative Agent or the Lenders, the obligation of the Lenders and the Issuing Lenders to make Credit Extensions to such Borrower shall be automatically terminated and all Obligations of such Borrower shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by such Borrower, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b) Letters of Credit. With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, demand that such Borrower deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to 103% of the aggregate then undrawn and unexpired amount of such Letters of Credit plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall be immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default specified in Section 9.1(h) or (i). Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations in accordance with Section 9.4. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the applicable Borrower.

(c) General Remedies. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations of such Borrower.

Section 9.3 Rights and Remedies Cumulative; Non-Waiver; etc.

(a) The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.4 (subject to the terms of Section 4.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 4.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 9.4 Crediting of Payments and Proceeds. In the event that the Obligations of any Borrower have been accelerated pursuant to Section 9.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document against such Borrower, all payments received on account of the Obligations of such Borrower shall, subject to the provisions of Sections 3.11, 4.14 and 4.15, be applied by the Administrative Agent as follows:

First, to payment of that portion of such Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of such Obligations constituting fees (other than Commitment Fees and Letter of Credit fees payable to the Lenders), indemnities and other amounts (other than principal and interest) payable to the Lenders, the Issuing Lenders and the Swingline Lender under the Loan Documents, including attorney fees, ratably among the Lenders, the Issuing Lenders and the Swingline Lender in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of such Obligations constituting accrued and unpaid Commitment Fees, Letter of Credit fees payable to the Lenders and interest on the Loans and Reimbursement Obligations, ratably among the Lenders, the Issuing Lenders and the Swingline Lender in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of such Obligations constituting unpaid principal of the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any L/C Obligations then outstanding; and

Last, the balance, if any, after all of such Obligations have been indefeasibly paid in full, to the applicable Borrower or as otherwise required by Applicable Law.

Section 9.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations of such Borrower that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 4.3 and 11.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 4.3 and 11.3.

ARTICLE X

THE ADMINISTRATIVE AGENT

Section 10.1 Appointment and Authority. Each of the Lenders and each Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Section 10.6, the provisions of this Article are solely for the benefit of the Administrative Agent, the Joint Lead Arrangers, the Lenders, the Issuing Lenders and their respective Related Parties, and neither the Borrowers nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The provisions of this Article and each party’s rights and obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or obtain the consent of the Lenders with respect thereto.

Section 10.3 Exculpatory Provisions.

(a) The Administrative Agent, the Joint Lead Arrangers and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Joint Lead Arrangers and their respective Related Parties:

(i) shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii) shall not, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender, any Issuing Lender or any other Person, any credit or other information relating concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Borrowers or any of their respective Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent, the Joint Lead Arrangers or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement; and

(iv) shall not be required to account to any Lender for any sum or profit received by the Administrative Agent for its own account.

(b) The Administrative Agent, the Joint Lead Arrangers and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2 and Section 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by a Borrower, a Lender or an Issuing Lender.

(c) The Administrative Agent, the Joint Lead Arrangers and their respective Related Parties shall not be responsible for or have any duty or obligation to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including, without limitation, any report provided to it by an Issuing Lender pursuant to Section 3.9), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the utilization of any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).

Section 10.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender that has signed this Agreement or a signature page to an Assignment and Assumption or any other Loan Document pursuant to which it is to become a Lender hereunder shall be deemed to have consented to, approved and accepted and shall be deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or that is to be acceptable or satisfactory to such Lender.

Section 10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents selected with reasonable care except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers and subject to the consent (not to be unreasonably withheld or delayed) of each Borrower (provided no Event of Default with respect to such Borrower has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, with the prior written consent of each Borrower (which consent is not required if a Default or Event of Default with respect to such Borrower has occurred or is continuing and which consent shall not be unreasonably delayed or withheld) (i) by notice in writing to such Person, remove such Person as Administrative Agent and (ii) appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letter of Credit outstanding on the effective date of its resignation and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit.

Section 10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent, the Joint Lead Arrangers or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Joint Lead Arrangers or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of a Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Joint Lead Arrangers or any of their respective Related Parties to any Lender or Issuing Lender as to any matter, including whether the Administrative Agent, the Joint Lead Arrangers or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each Issuing Lender expressly acknowledges, represents and warrants to the Administrative Agent and the Joint Lead Arrangers that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender or Issuing Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of any Borrower or its Subsidiaries or Affiliates or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and to provide the other facilities applicable to it as set forth herein and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans or to provide such other facilities is, in each case, experienced in making, acquiring, purchasing or holding commercial loans or providing such other facilities, (d) it has, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the transactions contemplated by this Agreement and the other Loan Documents, (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder and (f) it has all licenses, permits and approvals necessary for use of the reference rates referred to herein that are applicable to the Loans required to be made by it hereunder and it will take all actions necessary to comply, preserve, renew and keep in full force and effect any such licenses, permits and approvals. Each Lender and each Issuing Lender also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other Lender or Issuing Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrowers and their Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 10.7. Each party acknowledges and agrees that the Administrative Agent may, but shall not be obligated to, from time to time provide payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation indicating amounts owed hereunder and under the other Loan Documents and agrees that in the event of the conflict between any such documentation and this Agreement, this Agreement shall control. In the event the Administrative Agent notifies any party hereto at any time (including after the receipt of amounts indicated to be due and payable under the Loan Documents pursuant to such payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation) that an amount owed by such party under the Loan Documents was mistakenly excluded from the amount indicated in any payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation, then such party agrees to promptly pay such excluded amount after the Administrative Agent provides such party with documentation that evidences such excluded amount is due and payable hereunder; provided that nothing in this sentence shall be deemed to impair any termination of Commitments, in each case, that has occurred, or is contemplated to occur, upon the receipt by the Administrative Agent of the amounts indicated to be due in respect of the Obligations in the applicable payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation.

Section 10.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.

Section 10.9 Erroneous Payments.

(a) Each Lender, each Issuing Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or Issuing Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.9(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 11.8 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 10.9 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 10.9 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 10.9 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

Section 10.10 Specified Foreign Entity. Each Lender (and each assignee) represents and warrants that, to its knowledge, it is not as of the Closing Date (or, in the case of an assignee, the date it becomes a Lender), a “specified foreign entity” within the meaning of Section 7701(a)(51)(B) of the Code (a “Specified Foreign Entity”). If any Lender at any time becomes aware, that it is or has become a Specified Foreign Entity, it shall inform the Administrative Agent and the Borrower within a commercially reasonable time in writing; provided, that if published guidance from the IRS or U.S. Treasury Department provides that Section 7701(a)(51)(D)(i)(I)(dd) of the Code applies only to characterize an entity as a “foreign influenced entity” based upon the “original issuance” of its debt or otherwise provides that changes to the characterization of lenders following the original issuance of debt is not relevant, then each Lender’s notification obligation set forth in this Section 10.10 shall no longer be required.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, e-mail, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrowers:

1200 Main Street

Kansas City, Missouri 64105

Attention: Geoffrey T. Ley, Treasurer

Telephone: (214) 701-0345

Email: Geoffrey.Ley@evergy.com

With a copy to:

1200 Main Street

Kansas City, Missouri 64105

Attention: Heather Humphrey, General Counsel

Telephone: (816) 556-2335

Email: Heather.Humphrey@evergy.com

and a copy to:

Hunton Andrews Kurth LLP

Riverfront Plaza - East Tower

951 East Byrd Street

Richmond, Virginia 23219

Attention: Eric J. Nedell

Telephone: (804) 787-8078

Email: enedell@hunton.com

If to Wells Fargo as Administrative Agent:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Telephone No.: (704) 590-2703

Email: AgencyServices.Requests@wellsfargo.com

With copies to:

Wells Fargo Bank, National Association

90 S. 7th Street

15th Floor

MAC: N9305-156

Minneapolis, MN 55402

Attention of: Whitney Shellenberg

Telephone No.: 612-667-5878

E-mail: whitney.l.shellenberg@wellsfargo.com

If to any Lender:

To the address of such Lender set forth on the Register with respect to deliveries of notices and other documentation that may contain material non-public information.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II or Article III if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d) Change of Address, Etc. Any Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender may change its address or other contact information for notices and other communications hereunder by notice to the other parties hereto. Any Lender may change its address or other contact information for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, each Issuing Lender and the Swingline Lender.

(e) Platform.

(i) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Borrower, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(f) Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

Section 11.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall:

(a) increase or extend the Revolving Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) or increase the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(b) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest or fees without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) and (vii) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of any Borrower to pay interest at the rate set forth in Section 4.1(b) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;

(d) change Section 4.6 or Section 9.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby;

(f) consent to the assignment or transfer by any Borrower of such Borrower’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 8.2), in each case, without the written consent of each Lender; or

(g) modify or waive any of the conditions set forth in Section 5.1 without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) each Letter of Credit Application and each cash collateral agreement or other document entered into in connection with an Extended Letter of Credit may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Application, cash collateral agreement or other document, as the case may be, shall be promptly delivered to the Administrative Agent upon such amendment or waiver, (vi) the Administrative Agent and the Borrowers shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision, and (vii) the Administrative Agent (and, if applicable, the Borrowers) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 4.8(c) in accordance with the terms of Section 4.8(c). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender, and (B) any amendment, waiver, or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrowers and the Administrative Agent), to (x) amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Revolving Commitment of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and (y) enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 4.13; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.

Section 11.3 Expenses; Indemnity.

(a) Costs and Expenses. Each Borrower agrees, severally and not jointly, to pay on demand its Applicable Share of (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. Each Borrower, severally and not jointly, shall indemnify the Administrative Agent, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), penalties, damages, liabilities and related reasonable and documented out of pocket expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one outside counsel to all Indemnitees (taken as a whole) and, if reasonably necessary, a single local counsel and a single specialty counsel, if applicable, for all Indemnitees (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated and taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower), in each case to the extent of such Borrower’s Applicable Share (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any Subsidiary thereof, or any Environmental Claim arising from the activities, operations or property of any Borrower or any Subsidiary thereof, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) relating to any of the foregoing and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys or consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, material breach of this Agreement or willful misconduct of such Indemnitee or (B) result from any dispute solely among Indemnitees, other than any claims against any Indemnitee in its respective capacity or in fulfilling its role as the Administrative Agent or Joint Lead Arranger or any similar role under the Credit Facility, and other than any claims arising out of any act or omission on the part of any Borrower or any of their respective Subsidiaries or Affiliates. This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or related liabilities arising from any non-Tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return any and all amounts paid by the Borrowers to such Indemnitee for fees, expenses or damages to the extent it is ultimately determined by a court of competent jurisdiction by final and nonappealable judgment that such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof.

(c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 4.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each party hereto agrees not to assert, and hereby waives, any claim against each other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this sentence shall limit the Borrowers’ indemnification obligations set forth in Section 11.3(b) to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification hereunder. No Indemnitee referred to in Section 11.3(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except for direct or actual damages (not special, indirect, consequential or punitive damages) resulting from such Indemnitee’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 11.3 shall, unless otherwise set forth above, be payable not later than ten (10) Business Days after written demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 11.4 Right of Setoff. If an Event of Default with respect to any Borrower shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.15 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, such Issuing Lender and the Swingline Lender agree to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.5 Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 11.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

Section 11.7 Reversal of Payments. To the extent any Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Lenders or Issuing Lender or to any Lender or Issuing Lender directly or the Administrative Agent or any Lender or Issuing Lender exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.

Section 11.8 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8(b), (ii) by way of participation in accordance with the provisions of Section 11.8(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.8(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.

(B) In any case not described in Section 11.8(b)(i)(A), the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default with respect to such Borrower has occurred and is continuing, each Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that each Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by such Borrower prior to such tenth (10th) Business Day.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.8(b)(i)(B) and, in addition:

(A) the consent of each Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default with respect to such Borrower has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender; provided, that each Borrower shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided, further, that it shall not be considered unreasonable for a Borrower to withhold consent to any assignment if such Borrower reasonably believes such assignment may be to a Specified Foreign Entity or if the assignee is not able to represent, to its knowledge, that it is not a Specified Foreign Entity as of the date of the assignment;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consents of the Issuing Lenders and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) a Borrower or any of its Subsidiaries or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of each Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.8, 4.9, 4.10, 4.11 and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), any Defaulting Lender or any Borrower or any of the Borrowers’ respective Subsidiaries or Affiliates, which shall be null and void).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lenders, the Swingline Lender, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, the Swingline Lender or any Issuing Lender, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or any Borrower or any of the Subsidiaries or Affiliates of any Borrower)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.2(a), (b), (c) or (d) that directly and adversely affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 (subject to the requirements and limitations therein, including the requirements under Section 4.11(g) (it being understood that the documentation required under Section 4.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.10 or 4.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at any Borrower’s request and expense, to use reasonable efforts to cooperate with such Borrower to effectuate the provisions of Section 4.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.6 and Section 11.4 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.9 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and each Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties in connection with the Credit Facility, this Agreement, the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with the Administrative Agent’s, such Issuing Lender’s or any Lender’s regulatory compliance policy if the Administrative Agent, such Issuing Lender or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent, such Issuing Lender or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent, such Issuing Lender or such Lender, as applicable, shall promptly notify the Borrowers, in advance, to permit an opportunity for the Borrowers, to the extent practicable and to the extent permitted by Applicable Law, to seek a protective order or injunctive relief, except with respect to any routine or ordinary course audit or examination conducted by bank examiners or any governmental bank regulatory authority exercising examination or regulatory authority), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative proceeding or other compulsory process (after providing notice to the Borrowers, to the extent permitted by Applicable Law and practicable, to permit an opportunity to seek a protective order or injunctive relief other than in connection with any examination of the financial condition or other routine examination of such Person), (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document, or any action or proceeding relating to this Agreement or any other Loan Document, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap or derivative transaction under which payments are to be made by reference to the applicable Borrower and its obligations, this Agreement or payments hereunder or (iii) any credit insurance provider relating to the Borrowers and their obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the applicable Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the applicable Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the applicable Borrower, (k) to the extent that such information is independently developed by such Person, or (l) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Borrower or any Subsidiary thereof relating to any Borrower or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary thereof; provided that, in the case of information received from a Borrower or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental regulatory, or self-regulatory authority without any notification to any person.

Section 11.10 Survival. All representations and warranties set forth in Article VI and all representations and warranties contained in any Loan Document (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

Section 11.11 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 11.12 Severability of Provisions.

(a) Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

(b) Notwithstanding any termination of this Agreement, the indemnities and exculpations to which the Indemnitees are entitled under the provisions of this Article XI and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect such Indemnitees against events arising after such termination as well as before.

Section 11.13 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Joint Lead Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each Borrower may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including one or more copies of any Communication in the form of an imaged Electronic Record, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. and (2) any claim against the Administrative Agent, any Lender or any of their Related Parties for liabilities arising solely from the Administrative Agent’s, any Lender’s or any of their Related Parties’ reliance on or use of Electronic Signatures, including any such liabilities arising as a result of the failure of such Borrower to use any available security measures in connection with the execution, delivery or transmission of any such Electronic Signature. Each party hereto acknowledges, represents and warrants to the other parties hereto that it has the corporate or other organizational capacity to execute and deliver this Agreement and any other Communication through electronic means as provided for herein and there are no restrictions or other limitations on doing so in such party’s organizational documents.

Section 11.14 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired and the Revolving Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 11.15 USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Borrower, which information includes the name, address and tax identification number of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.

Section 11.16 Independent Effect of Covenants. Each Borrower expressly acknowledges and agrees that each covenant contained in Articles VII or VIII hereof shall be given independent effect. Accordingly, no Borrower shall engage in any transaction or other act otherwise permitted under any covenant contained in Articles VII or VIII if, before or after giving effect to such transaction or act, such Borrower shall or would be in breach of any other covenant contained in Articles VII or VIII.

Section 11.17 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between each Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, and each Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Joint Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) except as specifically provided in this Agreement, none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrowers or any of their Affiliates on other matters) and none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has any obligation to any Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of a Borrower and its Affiliates, and none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Joint Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b) Each Borrower acknowledges and agrees that each Lender, the Joint Lead Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrowers, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, such Joint Lead Arranger or Affiliate thereof were not a Lender or Joint Lead Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facility) and without any duty to account therefor to any other Lender, the Joint Lead

Arrangers, any Borrower or any Affiliate of the foregoing. Each Lender, the Joint Lead Arrangers and any Affiliate thereof may accept fees and other consideration from any Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facility or otherwise without having to account for the same to any other Lender, the Joint Lead Arrangers, any Borrower or any Affiliate of the foregoing.

Section 11.18 [Reserved].

Section 11.19 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.

Section 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.21 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 11.22 Several Liability; No Joint Liability. The Administrative Agent and the Lenders agree that the obligations of the Borrowers under this Agreement and the other Loan Documents are several and not joint. No Borrower shall be liable for the conduct of any other Borrower, and no Borrower is a primary obligor, guarantor or surety for the obligation of any other Borrower under the Loan Documents.

Section 11.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWERS:

EVERGY, INC.

By:	/s/ Geoffrey T. Ley
Name: Geoffrey T. Ley
Title: Senior Vice President, Corporate Planning and Treasurer

EVERGY METRO, INC.

By:	/s/ Geoffrey T. Ley
Name: Geoffrey T. Ley
Title: Senior Vice President, Corporate Planning and Treasurer

EVERGY MISSOURI WEST, INC.

By:	/s/ Geoffrey T. Ley
Name: Geoffrey T. Ley
Title: Senior Vice President, Corporate Planning and Treasurer

EVERGY KANSAS CENTRAL, INC.

By:	/s/ Geoffrey T. Ley
Name: Geoffrey T. Ley
Title: Senior Vice President, Corporate Planning and Treasurer

Credit Agreement (2026)

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, Swingline Lender and a Lender

By:	/s/ Whitney Shellenberg
Name: Whitney Shellenberg
Title: Executive Director

Credit Agreement (2026)

BANK OF AMERICA, N.A., as Issuing Lender and a Lender

By:	/s/ Jacqueline G. Margetis
Name: Jacqueline G. Margetis
Title: Director

Credit Agreement (2026)

BARCLAYS BANK PLC, as Issuing Lender and a Lender

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

Credit Agreement (2026)

CITIBANK, N.A., as Issuing Lender and a Lender

By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

Credit Agreement (2026)

COMMERCE BANK, as a Lender

By:	/s/ Mike Bruening
Name: Mike Bruening
Title: Sr. Vice President

Credit Agreement (2026)

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Andrew B. Vernon
Name: Andrew Vernon
Title: Authorized Signatory

Credit Agreement (2026)

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Khawaja Tariq
Name: Khawaja Tariq
Title: Executive Director

Credit Agreement (2026)

MIZUHO BANK, LTD., as a Lender

By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Managing Director

Credit Agreement (2026)

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Nishant Gidvani
Name: Nishant Gidvani
Title: Authorized Signatory

Credit Agreement (2026)

MUFG BANK, LTD., as Issuing Lender and a Lender

By:	/s/ Michael Agrimis
Name: Michael Agrimis
Title: Managing Director

Credit Agreement (2026)

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alyson Hendershott
Name: Alyson Hendershott
Title: Assistant Vice President

Credit Agreement (2026)

REGIONS BANK, as a Lender

By:	/s/ Tom Scheinzbach
Name: Tom Scheinzbach
Title: Director

Credit Agreement (2026)

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Emilee Scott
Name: Emilee Scott
Title: Authorized Signatory

Credit Agreement (2026)

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Molly H. Ross
Name: Molly H. Ross
Title:

Credit Agreement (2026)

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Issuing Lender and a Lender

By:	/s/ Betty Chang
Name: Betty Chang
Title: Authorized Signatory

Credit Agreement (2026)

TRUIST BANK, as a Lender

By:	/s/ Lincoln LaCour
Name: Lincoln LaCour
Title: Director

Credit Agreement (2026)

U.S. BANK NATIONAL ASSOCIATION, as Issuing Lender and a Lender

By:	/s/ Eugene Butera
Name: Eugene Butera
Title: Vice President

Credit Agreement (2026)

UMB BANK, N.A., as a Lender

By:	/s/ Scott Dold
Name: Scott Dold
Title: SVP

Credit Agreement (2026)

EXHIBIT A-1

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF REVOLVING NOTE

REVOLVING NOTE

$__________	__________, 2026

FOR VALUE RECEIVED, each of EVERGY, INC., a Missouri corporation, EVERGY METRO, INC., a Missouri corporation, EVERGY MISSOURI WEST, INC., a Delaware corporation, and EVERGY KANSAS CENTRAL, INC. , a Kansas corporation (collectively, the “Borrowers”), severally and not jointly, promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, its Applicable Share of the principal sum of _______________ DOLLARS ($__________) or, if less, the unpaid principal amount of all Revolving Loans made by the Lender to such Borrower from time to time pursuant to that certain Credit Agreement, dated as of June 30, 2026 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrowers, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal and interest on this Revolving Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This Revolving Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which each Borrower is permitted and required to make prepayments and repayments of principal of the Obligations of such Borrower evidenced by this Revolving Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Note.

The Lender agrees that the obligations of the Borrowers under this Revolving Note are several and not joint. No Borrower shall be liable for the conduct of any other Borrower, and no Borrower is a primary obligor, guarantor or surety for the obligation of any other Borrower under this Revolving Note.

IN WITNESS WHEREOF, the undersigned have executed this Revolving Note under seal as of the day and year first above written.

EVERGY, INC.

By:
Name:
Title:

EVERGY METRO, INC.

By:
Name:
Title:

EVERGY MISSOURI WEST, INC.

By:
Name:
Title:

EVERGY KANSAS CENTRAL, INC.

By:
Name:
Title:

EXHIBIT A-2

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF SWINGLINE NOTE

SWINGLINE NOTE

$__________	__________, 2026

FOR VALUE RECEIVED, each of EVERGY, INC., a Missouri corporation, EVERGY METRO, INC., a Missouri corporation, EVERGY MISSOURI WEST, INC., a Delaware corporation, and EVERGY KANSAS CENTRAL, INC., a Kansas corporation (collectively, the “Borrowers”), severally and not jointly, promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”), at the place and times provided in the Credit Agreement referred to below, its Applicable Share of the principal sum of _______________ DOLLARS ($__________) or, if less, the unpaid principal amount of all Swingline Loans made by the Swingline Lender to such Borrower from time to time pursuant to that certain Credit Agreement, dated as of June 30, 2026 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrowers, the Lenders party thereto, including the Swingline Lender, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Swingline Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. Swingline Loans refunded as Revolving Loans in accordance with Section 2.2(b) of the Credit Agreement shall be payable by the applicable Borrower as Revolving Loans pursuant to the Revolving Notes, and shall not be payable under this Swingline Note as Swingline Loans. All payments of principal and interest on this Swingline Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which each Borrower is permitted and required to make prepayments and repayments of principal of the Obligations of such Borrower evidenced by this Swingline Note and on which such Obligations may be declared to be immediately due and payable.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swingline Note.

The Swingline Lender agrees that the obligations of the Borrowers under this Swingline Note are several and not joint. No Borrower shall be liable for the conduct of any other Borrower, and no Borrower is a primary obligor, guarantor or surety for the obligation of any other Borrower under this Swingline Note.

IN WITNESS WHEREOF, the undersigned have executed this Swingline Note under seal as of the day and year first above written.

EVERGY, INC.

By:
Name:
Title:

EVERGY METRO, INC.

By:
Name:
Title:

EVERGY MISSOURI WEST, INC.

By:
Name:
Title:

EVERGY KANSAS CENTRAL, INC.

By:
Name:
Title:

EXHIBIT B

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of: _____________

Wells Fargo Bank, National Association,

 as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you by [Evergy, Inc., a Missouri corporation][Evergy Metro, Inc., a Missouri corporation][Evergy Missouri West, Inc., a Delaware corporation][Evergy Kansas Central, Inc., a Kansas corporation] (the “Borrower”), pursuant to Section 2.3 of the Credit Agreement, dated as of June 30, 2026 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the other Borrowers party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Borrower hereby requests that the Lenders make [a Revolving Loan][a Swingline Loan] to the Borrower in the aggregate principal amount of $___________. (Complete with an amount in accordance with Section 2.3 of the Credit Agreement.)

2. The Borrower hereby requests that such Loan(s) be made on the following [Business Day][U.S. Government Securities Business Day]: _____________________. (Complete with a Business Day for Base Rate Loans and Swingline Loans or U.S. Government Securities Business Day for SOFR Loans in accordance with Section 2.3 of the Credit Agreement).

3. The Borrower hereby requests that such Loan(s) bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan[1]	Interest Rate	Interest (Term only)	Period SOFR
[Base Rate, Term SOFR Rate, Daily Simple SOFR or SOFR Market Index Rate][2]

[1]

Complete with the Dollar amount of that portion of the overall Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g., for a $20,000,000 loan, $5,000,000 may be requested at Base Rate, $8,000,000 may be requested at Term SOFR with an interest period of three months and $7,000,000 may be requested at Term SOFR with an interest period of one month).

[2]	Complete with (i) the Base Rate, Term SOFR or Daily Simple SOFR for Revolving Loans or (ii) the Base Rate or SOFR Market Index Rate for Swingline Loans.

4. [The Borrower hereby designates the Revolving Loan as long-term and, accordingly, the Borrower Maturity Date shall not be applicable to such Revolving Loan.]3

5. The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

6. All of the conditions applicable to the Loan(s) requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

[Signature Page Follows]

[3]	Include, if applicable.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

[EVERGY, INC.][EVERGY METRO, INC.][EVERGY MISSOURI WEST, INC.][EVERGY KANSAS CENTRAL, INC.]

By:
Name:
Title:

EXHIBIT C

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of: _________

Wells Fargo Bank, National Association,

 as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you by [Evergy, Inc., a Missouri corporation][Evergy Metro, Inc., a Missouri corporation][Evergy Missouri West, Inc., a Delaware corporation][Evergy Kansas Central, Inc., a Kansas corporation] (the “Borrower”), pursuant to Section 2.3(b) of the Credit Agreement, dated as of June 30, 2026 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the other Borrowers party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.	The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account:

Bank Name:

ABA Routing Number:

Account Number:

Account Name:

2.	This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3.

Authorized Representatives: Provided below is information for the individuals who are authorized on our behalf to provide and affirm instructions and/or updates to instructions to Wells Fargo Securities, LLC (“WFS”) and Wells Fargo Bank, N.A. (“WFBNA”) to initiate the transfer of funds via wire transfer, SWIFT, ACH, or any other means made available to us.

Name:
Title:
Email:
Phone Number:
Alternative Phone Number:

Name:
Title:
Email:
Phone Number:
Alternative Phone Number:

Name:
Title:
Email:
Phone Number:
Alternative Phone Number:

Name:
Title:
Email:
Phone Number:
Alternative Phone Number:

Note: The person whose Authorized Signature appears below should include their name in the Authorized Representative section above if they are authorized to perform the permitted functions listed above.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

[EVERGY, INC.][EVERGY METRO, INC.][EVERGY MISSOURI WEST, INC.][EVERGY KANSAS CENTRAL, INC.]

By:
Name:
Title:

EXHIBIT D

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of: _____________

Wells Fargo Bank, National Association,

 as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you by [Evergy, Inc., a Missouri corporation][Evergy Metro, Inc., a Missouri corporation][Evergy Missouri West, Inc., a Delaware corporation][Evergy Kansas Central, Inc., a Kansas corporation] (the “Borrower”), pursuant to Section 2.4(c) of the Credit Agreement, dated as of June 30, 2026 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the other Borrowers party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Borrower hereby provides notice to the Administrative Agent that it shall prepay the following [Base Rate Loans] and/or [SOFR Loans] and/or [SOFR Market Index Rate Loans]1: _______________. (Complete with an amount in accordance with Section 2.4 of the Credit Agreement.)

2.	The Loan(s) to be prepaid consist of: [check each applicable box]

☐	a Swingline Loan

☐	a Revolving Loan

3. The Borrower shall prepay the above-referenced Loans on the following [Business Day][U.S. Government Securities Business Day]: _______________. (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Swingline Loan, Daily Simple SOFR Loan or Base Rate Loan and (ii) three (3) U.S. Government Securities Business Days subsequent to date of this Notice of Prepayment with respect to any Term SOFR Loan.)

4. Pursuant to Section 2.4(c) of the Credit Agreement, this Notice of Prepayment is conditioned upon the effectiveness of another transaction, and this Notice of Prepayment may be revoked by the Borrower if such condition is not satisfied.2

[Signature Page Follows]

[2]	Include, if applicable.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

[EVERGY, INC.][EVERGY METRO, INC.][EVERGY MISSOURI WEST, INC.][EVERGY KANSAS CENTRAL, INC.]

By:
Name:
Title:

EXHIBIT E

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of: _____________

Wells Fargo Bank, National Association,

 as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you by [Evergy, Inc., a Missouri corporation][Evergy Metro, Inc., a Missouri corporation][Evergy Missouri West, Inc., a Delaware corporation][Evergy Kansas Central, Inc., a Kansas corporation] (the “Borrower”), pursuant to Section 4.2 of the Credit Agreement, dated as of June 30, 2026 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the other Borrowers party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Loan to which this Notice relates is a Revolving Loan.

2. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐ Converting all or a portion of a Base Rate Loan into a [Term SOFR][Daily Simple SOFR] Loan

Outstanding principal balance:	$______________

Principal amount to be converted:	$______________

Requested effective date of conversion:	_______________

Requested new Interest Period:	_______________

☐ Converting all or a portion of a [Term SOFR][Daily Simple SOFR] Loan into a Base Rate Loan

Outstanding principal balance:	$______________

Principal amount to be converted:	$______________

[Last day of the current Interest Period][Daily Simple SOFR Interest Payment Date]:	_______________

Requested effective date of conversion:	_______________

☐ Continuing all or a portion of a [Term SOFR][Daily Simple SOFR] Loan as a [Term SOFR][Daily Simple SOFR] Loan

Outstanding principal balance:	$______________

Principal amount to be continued:	$______________

[Last day of the current Interest Period]
[Daily Simple SOFR Interest Payment Date]:	______________

Requested effective date of continuation:	_______________

Requested new Interest Period [Term SOFR Loan only]:	_______________

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

[EVERGY, INC.][EVERGY METRO, INC.][EVERGY MISSOURI WEST, INC.][EVERGY KANSAS CENTRAL, INC.]

By:
Name:
Title:

EXHIBIT F

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER’S COMPLIANCE CERTIFICATE

Dated as of: _____________

Reference is hereby made to that certain Credit Agreement, dated as of June 30, 2026 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among [Evergy, Inc., a Missouri corporation][Evergy Metro, Inc., a Missouri corporation][Evergy Missouri West, Inc., a Delaware corporation][Evergy Kansas Central, Inc., a Kansas corporation] (the “Borrower”), the other Borrowers thereto, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. This certificate is being delivered pursuant to Section 7.2(a) of the Credit Agreement. The undersigned officer of the Borrower, solely in such person’s capacity as an officer of the Borrower and not in such person’s individual capacity, hereby certifies as of the date hereof as follows:

1. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the dates indicated and the results of their operations and cash flows for the period[s] indicated [subject to normal year-end adjustments and the absence of footnotes]1.

2. No Default or Event of Default exists and is continuing with respect to the Borrower as of the date hereof [except, if a Default or Event of Default exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto].

3. As of the date of this certificate, the Borrower and its Subsidiaries are in compliance with the financial covenant contained in Section 8.6 of the Credit Agreement as shown on the attached Schedule 1 and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

[Signature Page Follows]

[1]	To be included only in connection with the delivery of quarterly financial statements.

WITNESS the following signature as of the day and year first written above.

[EVERGY, INC.][EVERGY METRO, INC.][EVERGY MISSOURI WEST, INC.][EVERGY KANSAS CENTRAL, INC.]

By:
Name:
Title:

Schedule 1

to

Officer’s Compliance Certificate

For the Quarter/Year ended ______________________ (the “Statement Date”)

Section 8.6 Financial Covenants

(A)	With respect to Evergy Kansas, Inc., Evergy Metro, Inc., and Evergy Missouri West, Inc.:

(I) Total Indebtedness as of the Statement Date	$__________

(II) Total Capitalization as of the Statement Date	$__________

(III) Line (I) divided by Line (II)	____ to 1.00

(IV) Maximum permitted ratio of Total Indebtedness to Total Capitalization as set forth in Section 8.6 of the Credit Agreement	0.65 to 1.00

(V) In Compliance?	Yes/No

(B)	With respect to Evergy, Inc.:

(I) Total Indebtedness as of the Statement Date	$__________

(II) Total Capitalization as of the Statement Date	$__________

(III) Line (I) divided by Line (II)	____ to 1.00

(IV) Maximum permitted ratio of Total Indebtedness to Total Capitalization as set forth in Section 8.6 of the Credit Agreement	0.675 to 1.00

(V) In Compliance?	Yes/No

EXHIBIT G

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):	See Schedules attached hereto

3.	Borrowers:	Evergy, Inc., Evergy Metro, Inc., Evergy Missouri West, Inc., Evergy Kansas Central, Inc.

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement, dated as of June 30, 2026, by and among Evergy, Inc., Evergy Metro, Inc., Evergy Missouri West, Inc., Evergy Kansas Central, Inc., as Borrowers, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified)

[1]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[2]	Include bracketed language if there are multiple Assignees.

6.	Assigned Interest:	See Schedules attached hereto

[7.	Trade Date:	______________][3]

[Remainder of Page Intentionally Left Blank]

[3]	To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 2____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and]4 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Issuing Lender and Swingline Lender

By
Title:

[Consented to:][5]

[________], as Issuing Lender

By
Title:

[________], as Issuing Lender

By
Title:

[________], as Issuing Lender

By
Title:

[________], as Issuing Lender

By
Title:

[Consented to:]6

[4]	To be added only if the consent of the Administrative Agent and/or the Swingline Lender and Issuing Lender is required by the terms of the Credit Agreement. May also use a Master Consent.
[5]	To be added only if the consent of the Issuing Lenders is required by the terms of the Credit Agreement. May also use a Master Consent.
[6]	To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement. May also use a Master Consent.

EVERGY, INC.

By:
Title:

EVERGY METRO, INC.

By:
Title:

EVERGY MISSOURI WEST, INC.

By:
Title:

EVERGY KANSAS CENTRAL, INC.

By:
Title:

SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned[1]	Aggregate Amount of Commitment/ Loans for all Lenders[2]	Amount of Commitment/ Loans Assigned[3]	Percentage Assigned of Commitment/ Loans[4]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE][5]
[and is an Affiliate/Approved Fund of [identify Lender]6]

By:
Title:

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Revolving Commitment,” etc.)
[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	Add additional signature blocks, as needed.
[6]	Select as appropriate.

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 11.8(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vii) it is not a Defaulting Lender, (viii) to its knowledge, it is not a “specified foreign entity” within the meaning of Section 7701(a)(51)(B) of the Internal Revenue Code and (ix) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT H-1

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(NON-PARTNERSHIP FOREIGN LENDERS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of June 30, 2026 (the “Credit Agreement”), by and among Evergy, Inc., a Missouri corporation, Evergy Metro, Inc., a Missouri corporation, Evergy Missouri West, Inc., a Delaware corporation, and Evergy Kansas Central, Inc., a Kansas corporation (collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 4.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the applicable Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the applicable Borrower and the Administrative Agent in writing and (b) the undersigned shall have at all times furnished the applicable Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT H-2

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(NON-PARTNERSHIP FOREIGN PARTICIPANTS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of June 30, 2026 (the “Credit Agreement”), by and among Evergy, Inc., a Missouri corporation, Evergy Metro, Inc., a Missouri corporation, Evergy Missouri West, Inc., a Delaware corporation, and Evergy Kansas Central, Inc., a Kansas corporation (collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 4.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT H-3

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN PARTICIPANT PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of June 30, 2026 (the “Credit Agreement”), by and among Evergy, Inc., a Missouri corporation, Evergy Metro, Inc., a Missouri corporation, Evergy Missouri West, Inc., a Delaware corporation, and Evergy Kansas Central, Inc., a Kansas corporation (collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 4.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT H-4

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN LENDER PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of June 30, 2026 (the “Credit Agreement”), by and among Evergy, Inc., a Missouri corporation, Evergy Metro, Inc., a Missouri corporation, Evergy Missouri West, Inc., a Delaware corporation, and Evergy Kansas Central, Inc., a Kansas corporation (collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 4.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the applicable Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the applicable Borrower and the Administrative Agent in writing and (ii) the undersigned shall have at all times furnished the applicable Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT I

to

Credit Agreement

dated as of June 30, 2026

by and among

Evergy, Inc.,

Evergy Metro, Inc.

Evergy Missouri West, Inc.,

Evergy Kansas Central, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF SUBLIMIT ADJUSTMENT LETTER

SUBLIMIT ADJUSTMENT LETTER

Wells Fargo Bank, National Association,

 as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Dated as of: _____________

Ladies and Gentlemen:

This Sublimit Adjustment Letter is delivered to you pursuant to Section 2.5(c) of the Credit Agreement, dated as of June 30, 2026 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among Evergy, Inc., a Missouri corporation (“Evergy”), Evergy Metro, Inc., a Missouri corporation (“Evergy Metro”), Evergy Missouri West, Inc., a Delaware corporation (“Evergy Missouri West”), and Evergy Kansas Central, Inc., a Kansas corporation (“Evergy Kansas” and collectively with Evergy, Evergy Metro and Evergy Missouri West, the “Borrowers”), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrowers hereby give you, as the Administrative Agent, notice that the Borrowers have elected to adjust their respective Sublimits (the “Proposed Adjustment”) under the Credit Agreement, as follows:

(i) The Proposed Adjustment is requested to be effective on _______________ (the “Adjustment Date”).1

(ii) Evergy Sublimit shall be $_________.

(iii) Evergy Metro Sublimit shall be $___________.

(iv) Evergy Missouri West Sublimit shall be $___________.

(v) Every Kansas Sublimit shall be $___________.

Each Borrower severally certifies that the following statements are true and correct on the date hereof and will be true and correct on the Adjustment Date:

A. No Event of Default exists with respect to any Borrower or would result from the Proposed Adjustment; and

B. All of the representations and warranties of each Borrower in the Credit Agreement and/or in any other Loan Document (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified, and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date hereof and as of the Adjustment Date as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such specific date); and

[1]	Must be at least three (3) Business Days after the date hereof.

C. After giving effect to the Proposed Adjustment, (i) no Borrower’s Sublimit will be reduced to an amount less than the Revolving Credit Outstandings made to such Borrower or its Minimum Sublimit, (ii) the sum of the Sublimits of the respective Borrowers will be equal to the amount of the Revolving Commitment, and (iii) no Borrower’s Sublimit will be increased to an amount in excess of such Borrower’s Maximum Sublimit.

Each Borrower hereby severally agrees to provide, upon request, evidence reasonably satisfactory to the Administrative Agent as to its appropriate corporate and governmental authorization thereof.

Very truly yours,

EVERGY, INC.

By:
Name:
Title:

EVERGY METRO, INC.

By:
Name:
Title:

EVERGY MISSOURI WEST, INC.

By:
Name:
Title:

EVERGY KANSAS CENTRAL, INC.

By:
Name:
Title: